UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

EMMAUS LIFE SCIENCES, INC.

(Name of Registrant as Specified In Its Charter)

 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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EMMAUS LIFE SCIENCES, INC.
20725 S. Western Avenue, Suite 136
Torrance, CA 90501

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On September 24, 2012

Dear Stockholder:

You are cordially invited to attend the 2012 Annual Meeting of Stockholders of Emmaus Life Sciences, Inc. (the “Meeting”).  The Meeting will be held on Monday, September 24, 2012, at 10:00AM at the Toyota USA Automobile Museum located at 19600 Van Ness Ave., Torrance, CA 90501 for the following purposes:

1.	To elect the directors named in the accompanying Proxy Statement to hold office until the 2013 Annual Meeting of Stockholders;
2.	To ratify the appointment of EFP Rotenberg LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012; and
3.	To transact such other business as may properly come before the Meeting and any adjournment or postponement thereof.

These items of business are more fully described in the Proxy Statement accompanying this notice.

Important Notice Regarding the Availability of Proxy Materials for the Annual Stockholders' Meeting To Be Held on September 24, 2012. The 2012 Proxy Statement for the 2012 Annual Meeting of Stockholders and our Annual Report for the fiscal year ended December 31, 2011 are available at http://emmauslifesciences.investorroom.com

The Board has fixed the close of business on July 27, 2012 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, this Meeting or any postponement or adjournment thereof. Accordingly, only stockholders of record at the close of business on the Record Date are entitled to notice of, and shall be entitled to vote at, this Meeting and any postponement or adjournment thereof.

Sincerely yours,

/s/ Henry McKinnell

Henry McKinnell, Ph.D.
Chairman, Emmaus Life Sciences, Inc.

/s/ Yutaka Niihara

Yutaka Niihara, MD, MPH
CEO, Emmaus Life Sciences, Inc.

August 23, 2012

EMMAUS LIFE SCIENCES, INC.
20725 S. Western Avenue, Suite 136
Torrance, CA 90501
310-214-0065

PROXY STATEMENT

2012 ANNUAL MEETING OF STOCKHOLDERS
To Be Held September 24, 2012

Emmaus Life Sciences, Inc., a Delaware corporation ("Emmaus," "we," or the “Company"), is furnishing proxy materials, including this proxy statement, to you in connection with the solicitation of proxies by our board of directors for use at our 2012 Annual Meeting of Stockholders to be held on September 24, 2012, at 10:00 a.m. at the Toyota USA Automobile Museum located at 19600 Van Ness Ave., Torrance, CA 90501 (the "Annual Meeting"), and at any adjournment or postponement thereof.

This proxy statement, the attached notice of the Annual Meeting, a proxy card and our annual report on Form 10-K for the fiscal year ended December 31, 2011 (collectively, the "proxy materials") are first being mailed to stockholders on or about August 23, 2012.

Notice of Internet Availability of Proxy Materials

Important Notice Regarding the Availability of Proxy Materials for the Annual Stockholders' Meeting To Be Held on September 24, 2012. The 2012 Proxy Statement for the 2012 Annual Meeting of Stockholders and our Annual Report for the fiscal year ended December 31, 2011 are available at http://emmauslifesciences.investorroom.com

Purpose of the Annual Meeting

The Annual Meeting is being held for the following purposes:

1.  To elect six directors to hold office until the next annual meeting of stockholders and until their successors are elected and qualified or until their earlier resignation or removal;

2.  To ratify the appointment of EFP Rotenberg LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012; and

3.  To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

Record Date; Shares Outstanding and Entitled to Vote

Our board of directors has fixed July 27, 2012 as the record date (the “Record Date”) for the determination of holders of our common stock entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. At the close of business on the Record Date, we had 24,403,572 shares of common stock issued and outstanding. No other shares of our capital stock are entitled to notice of, or to vote at, the Annual Meeting.  Each stockholder of record as of the Record Date is entitled to one vote at the Annual Meeting for each share of common stock held by such stockholder on the Record Date.

Our certificate of incorporation and bylaws do not provide stockholders with cumulative voting rights. However, Section 708 of the California Corporations Code, currently applicable to us by virtue of Section 2115 of the California Corporations Code, may require that we permit cumulative voting. Under Section 2115, certain foreign corporations (including Emmaus that is not organized under California law) that are not listed on a recognized national securities exchange are placed in a special category if they have characteristics of ownership and operations that indicate significant contacts with California. Although the Delaware Supreme Court has held that Section 2115 does not apply to Delaware corporations; California courts may still apply Section 2115 to foreign corporations. For purposes of the annual meeting, we intend to permit cumulative voting if a stockholder properly requests to cumulate votes. No stockholder, however, will be entitled to cumulate votes unless the name(s) of the candidate(s) has (have) been placed in nomination prior to the commencement of the voting and a stockholder has given notice at the meeting prior to voting of the stockholder's intention to cumulate the stockholder's votes.  If any stockholder has given such notice, all stockholders may cumulate their votes for candidates in nomination, in which event votes represented by proxies delivered pursuant to this proxy statement may be cumulated, in the discretion of the proxy holders, in accordance with the recommendation of the Board of Directors. Discretionary authority to cumulate votes in such event is, therefore, solicited in this proxy statement.

How to Vote Your Shares

Stockholder of Record - If you hold your shares in your own name, there are three ways to vote:

•	By Mail. You may vote by proxy by marking the enclosed proxy card, dating and signing it, and returning it in the postage-paid envelope provided.

•	By Internet. You may in accordance with instructions from our transfer agent vote at: http://vote.corporatestock.com/

•
In Person.    You may vote in person at the Annual Meeting. We will give you a ballot when you arrive.  You may still attend the Annual Meeting and vote in person if you have already voted by proxy or given your proxy authorization.

YOUR VOTE IS VERY IMPORTANT. You should submit your vote by proxy even if you plan to attend the Annual Meeting and vote in person.

Revoking Your Proxy

Any proxy given may be revoked at any time before it is voted by notifying the Corporate Secretary of the Company in writing of such revocation, by duly executing and delivering another proxy bearing a later date, or by attending and voting in person at the Annual Meeting. Any written notice of revocation should be sent to: Emmaus Life Sciences, Inc., 20725 S. Western Avenue, Suite 136, Torrance, CA 90501Attention: Corporate Secretary.

Proxies and Counting of Votes

If you provide specific voting instructions on your proxy card or when voting via the Internet in accordance with instructions from our transfer agent, your shares will be voted at the Annual Meeting in accordance with your instructions.  If no direction is given, the shares represented by the proxy will be voted:

•	"For" each of the nominees to our board of directors named herein, and

•	"For" the ratification of the appointment of EFP Rotenberg LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012.

All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted at the Annual Meeting in accordance with the directions given. Representatives of our transfer agent will assist us in the tabulation of the votes.

At this time, we are unaware of any matters, other than those set forth in this proxy statement that may properly come before the Annual Meeting.  If any other matters properly come before the Annual Meeting or any adjournment or postponement thereof, your proxy includes discretionary authority on the part of the individuals appointed to vote your common stock or act on those matters according to their best judgment, including adjournment of the Annual Meeting.

The holders of proxies solicited by this proxy statement, or their duly constituted substitutes acting at the Annual Meeting and any adjournment or postponement thereof, may propose and vote for one or more adjournments or postponements of the Annual Meeting, including adjournments or postponements to permit further solicitations of proxies. Proxies solicited may be voted only at the Annual Meeting and any adjournment or postponement thereof and will not be used for any other meeting of our stockholders.

Abstentions and Broker Non-Votes

An abstention is the voluntary act of not voting by a stockholder who is present at a meeting and entitled to vote.

If applicable, a "broker non-vote" occurs when a nominee (typically a broker or bank) holding shares for a beneficial owner (typically referred to as shares being held in "street name") does not vote on a particular proposal because the nominee has not received voting instructions from the beneficial owner and does not have discretionary authority to vote the shares with respect to that proposal. Brokers generally have discretionary authority to vote on routine matters without specific instructions from their customers. Proposals are determined to be routine or non-routine matters based on the rules of the various regional and national exchanges of which the brokerage firm is a member.  The ratification of the appointment of EFP Rotenberg LLP as our independent registered public accounting firm is considered a routine matter. The election of directors is considered a non-routine matter and brokers do not have discretionary authority to vote on this proposal.

Refer to each proposal for a discussion of the effect of abstentions and broker non-votes on determining the presence of a quorum and on the results of each proposal.

Quorum

A majority of the aggregate number of shares of our common stock issued and outstanding and entitled to vote at the Annual Meeting must be present in person or by proxy in order for there to be a quorum at the Annual Meeting and for any action to be taken at the Annual Meeting. If you submit a properly executed proxy, regardless of whether you abstain from voting on one or more matters, your shares will be counted as present at the Annual Meeting for the purpose of determining a quorum. Abstentions and broker “non-votes” will be treated as present and entitled to vote for purposes of determining the presence of a quorum.  If a quorum is not present at the Annual Meeting, we expect that the Annual Meeting will be adjourned to solicit additional proxies.

Solicitation of Proxies

The Company will pay for all costs incurred in connection with the solicitation of proxies. In addition to solicitation by mail, our directors, officers and employees may solicit proxies from our stockholders in person or by telephone, facsimile, e-mail or other electronic methods without additional compensation other than reimbursement for their actual expenses.  If applicable, arrangements also will be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and we will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in connection therewith.

Appraisal Rights

Stockholders entitled to vote will not have any dissenters' rights of appraisal in connection with any of the matters to be voted on at the meeting, and we will not independently provide stockholders with any such right.

Interest of Executive Officers and Directors

None of the Company’s executive officers or directors has any interest in any of the matters to be acted upon at the Annual Meeting, except, with respect to each director, to the extent that a director is named as a nominee for election to the Board of Directors.

If You Receive More Than One Proxy Card

If you receive more than one proxy card, it means you hold shares that are registered in more than one account. To ensure that all of your shares are voted, please mark your votes and date, sign and return each proxy card, or vote your proxy via Internet as instructed on each proxy card.

Householding Information

The Securities and Exchange Commission (the “SEC”) has adopted rules that permit companies and intermediaries (e.g. brokers, banks and other nominees) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single copy of such documents addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.  If you hold shares of our common stock in your own name as a holder of record, “householding” will not apply to your shares.

 If you and other residents at your mailing address own shares of our common stock in street name, your broker or bank may have notified you that your household will receive only one copy of our proxy materials. Once you have received notice from your broker that they will be “householding” materials to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account.

Change in Control

The Company entered into an Agreement and Plan of Merger on April 21, 2011 (the “Merger Agreement”) with AFH Merger Sub, Inc. (“AFH Merger Sub”), AFH Holding and Advisory, LLC (“AFH Advisory”), and Emmaus Medical, Inc. (“Emmaus Medical”).  On May 3, 2011, Emmaus Medical merged with and into AFH Merger Sub with Emmaus Medical continuing as the surviving entity (the “Merger”) pursuant to the Merger Agreement.  In connection with the Merger Agreement, we entered into a share cancellation agreement pursuant to which AFH Holding, the Company’s majority stockholder prior to the Merger, canceled 1,827,750 shares of our common stock on the closing date of the Merger.  The Merger resulted in a change in control of our company from AFH Advisory, which is owned by Mr. Amir F. Heshmatpour, to the former securityholders of Emmaus Medical.

Immediately following the closing of the Merger, the former securityholders of Emmaus Medical beneficially owned approximately 85% of our issued and outstanding common stock on a fully diluted basis and our original stockholders prior to the Merger owned approximately 15%. We issued no fractional shares in connection with the Merger. Immediately after the closing of the Merger, we had outstanding 24,378,305 (excluding 47,178 shares held by stockholders who exercised dissenters’ rights) shares of common stock, no shares of Preferred Stock, options to purchase to purchase 23,590 shares of our common stock, warrants to purchase 302,917 shares of common stock and convertible notes convertible into 270,648 shares of our common stock.  Currently, the former securityholders of Emmaus Medical own approximately 85% of our issued and outstanding common stock.

PROPOSAL 1 — ELECTION OF DIRECTORS

The Company’s Bylaws provide that the Board of Directors or stockholders may establish, increase or decrease the number of directors.  The Company currently has six authorized members on its Board of Directors.

At the Annual Meeting, our stockholders will vote on the election of six directors to serve for one-year terms until the 2013 annual meeting of stockholders and until their successors are elected and qualified, or until their earlier death, retirement, resignation or removal. Upon the recommendation of the Nominating Committee, our board of directors has unanimously nominated Yutaka Niihara, M.D., MPH, Henry A. McKinnell, Jr., Ph.D., Alfred E. Osborne, Jr., Ph.D., Tracey C. Doi, Maurice J. DeWald and Willis C. Lee, as nominees for election as directors at the Annual Meeting. Unless you otherwise instruct us, your properly executed proxy that is returned in a timely manner will be voted for election of these six nominees. The director nominees are all current directors of the Company and have indicated that they are willing and able to serve as directors.  If any of the nominees becomes unable or unwilling to serve, your proxy will be voted for such other person as the holders of your proxy, acting in their discretion, may determine. You can find information about the nominees below under the section “Board of Directors and Executive Officers.”

Vote Required

You may vote in favor or against any or all of the nominees and you may also withhold your vote as to any or all of the nominees. If a quorum exists at the Annual Meeting, the affirmative vote of a plurality of all of the votes cast at the Annual Meeting is required for the election of each of the nominees for director. If stockholders do not specify the manner in which their shares represented by a validly executed proxy solicited by the board of directors are to be voted on this proposal, such shares will be voted in favor of all of the nominees. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will count toward the presence of a quorum.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES.

PROPOSAL 2 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

At the Annual Meeting, our stockholders will be asked to ratify the appointment of EFP Rotenberg LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012. Stockholder ratification of the appointment of EFP Rotenberg LLP as our independent registered public accounting firm is not required by our bylaws or otherwise. Our board of directors is submitting the appointment of EFP Rotenberg LLP to our stockholders for ratification as a matter of good corporate practice. If our stockholders do not ratify the appointment of EFP Rotenberg LLP, the audit committee will reconsider this appointment. Even if the appointment is ratified, the audit committee, in its discretion, may appoint a different independent registered public accounting firm at any time during the year if the audit committee determines that such a change would be in the best interests of our company and our stockholders.

We expect representatives of EFP Rotenberg LLP to be present at the Annual Meeting and they will have the opportunity to make a statement at the Annual Meeting if they so desire. We also expect such representatives to be available to respond to appropriate questions.

Vote Required

You may vote in favor or against this proposal and you may also withhold your vote.  Assuming a quorum is present at the Annual Meeting, the affirmative vote of a majority of all votes cast at the Annual Meeting is required to ratify the appointment of EFP Rotenberg LLP as Emmaus’ independent registered public accounting firm. If stockholders do not specify the manner in which their shares represented by a validly executed proxy solicited by the board of directors are to be voted on this proposal, such shares will be voted in favor of the appointment of EFP Rotenberg LLP as our independent registered public accounting firm.  For purposes of the vote on this matter, abstentions will not be counted as votes cast and will have no effect on the result of the vote. Broker non-votes are not expected as brokers are entitled to vote on this matter.  However, should a broker non-vote occur, it will not be counted as votes cast and will have no effect on the result of the vote. Abstentions and broker non-votes will count toward the presence of a quorum.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF EFP ROTENBERG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2012.

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

Information Concerning Directors and Director Nominees

Each of the persons named below have been nominated for election as a director of the Company at this Annual Meeting to serve for a term of one year ending at the 2013 annual meeting of stockholders and thereafter until his successor is duly elected and has qualified or until his death, resignation or removal. The nominees are currently serving as directors of the Company.

Name	Age	Position/Committee Membership
Yutaka Niihara, M.D., MPH	52	President, Chief Executive Officer and Director
Henry A. McKinnell, Jr., Ph.D. (1)(2)(3)	69	Chairman of the Board
Alfred E. Osborne, Jr., Ph.D. (1)(2)(3)	67	Director
Tracey C. Doi (1)(2)(3)	51	Director
Maurice J. DeWald (1)(2)(3)	72	Director
Willis C. Lee	52	Chief Operating Officer and Director

(1) Member of the Audit Committee (Maurice J. DeWald, Chairman).
(2) Member of Compensation Committee (Henry A. McKinnell, Jr., Chairman)
(3) Member of the Nominating and Corporate Governance Committee (Alfred E. Osborne, Jr., Chairman)

Our bylaws provide that each director elected or appointed to our board of directors shall hold office until the next annual meeting of stockholders following such election or appointment and until the director's successor is elected and qualified, or until the director's earlier resignation or removal. Our bylaws provide that vacancies on our board of directors, including those resulting from an increase in the authorized number of directors, may be filled by a majority of the remaining directors, even if less than a quorum, or by a sole remaining director. Any director appointed as a result of a vacancy holds office until the next annual meeting of stockholders and until a successor is elected and qualified. Our board of directors has set the current number of authorized directors at six. Accordingly, six directors have been nominated by our board of directors for election at the Annual Meeting.

Background of Nominees for Election to the Board

Each of our current directors has been nominated for re-election to our board of directors. The paragraphs below provide information about each director that includes each director's principal occupation and business experience during at least the past five years, the names of other publicly held companies at which he currently serves as a director or has served as a director during the past five years, information regarding involvement in certain legal or administrative proceedings during the past ten years, if applicable, and the experience, qualifications, attributes or skills that led the nominating and governance committee and our board of directors to determine that the person should serve on our board of directors.

Yutaka Niihara, M.D., MPH, has served as the President and Chief Executive Officer of the Company since the closing of the Merger.    Dr. Niihara has served as the President, Chief Executive Officer and Chairman of the Board of Emmaus Medical since 2003.  Since May 2005, Dr. Niihara has served as the President, Chief Executive Officer and Medical Director of Hope International Hospice.  From June 1992 to October 2009, Dr. Niihara served as a physician specialist for Los Angeles County. Dr. Niihara is the principal inventor of the patented L-glutamine therapy for treatment of SCD.  Dr. Niihara has been involved in patient care and research for sickle cell disease during most of his career and is a widely published author in the area of sickle cell disease.  Dr. Niihara is board-certified by the American Board of Internal Medicine/Medical Oncology and the American Board of Internal Medicine/Hematology.  He is licensed to practice medicine in both the U.S. and Japan.  Dr. Niihara is a Professor of Medicine at the David Geffen School of Medicine at UCLA. Dr. Niihara received his B.A. in Religion from Loma Linda University in 1982 and obtained his MD degree from the Loma Linda University School of Medicine in 1986.  Dr. Niihara is qualified to serve on our board of directors due to his knowledge and experience.

Henry A. McKinnell, Jr., Ph.D. has served as Chairman of the Board of the Company since the closing of the Merger and as a director of Emmaus Medical since April 2010.  Dr. McKinnell served as the Chairman of the Board of Pfizer Inc. (NYSE: PFE), a pharmaceutical company, from May 2001 until December 2006.  He retired from Pfizer and its Board in February 2007. He also served as Chief Executive Officer of Pfizer from January 2001 to July 2006.  He served as President of Pfizer from May 1999 to May 2001, and as President of Pfizer Pharmaceuticals Group from January 1997 to April 2001. Dr. McKinnell served as Chief Operating Officer of Pfizer from May 1999 to December 2000 and as Executive Vice President from 1992 to 1999.  Since October 1997, Dr. McKinnell has served as a member of the board of directors of Moody’s Corporation (NYSE: MCO), where he serves as Chairman and a member of the audit committee, the governance and compensation committee and MIS committee.  Dr. McKinnell has served as a director of Optimer Pharmaceuticals, Inc. (NasdaqGM: OPTR) since January 2011 and serves as Chairman and is a member of the nominating and corporate governance committee and the audit committee.  Dr. McKinnell also serves as Chairman of the Board of the Accordia Global Health Foundation. He is Chairman Emeritus of the Connecticut Science Center, and is a member of the Academic Alliance for AIDS Care and Prevention in Africa. He served as director of ExxonMobil Corporation from 2002 to 2007 and John Wiley & Sons until 2005.  Dr. McKinnell holds a Bachelor’s Degree in business from the University of British Columbia, and M.B.A. and Ph.D. degrees from the Stanford University Graduate School of Business.  We believe that Dr. McKinnell is qualified to serve on our board of directors due to his extensive experience and leadership in the pharmaceutical industry, in addition to his substantial involvement with business and civic organizations and years of experience as an officer and director of publicly traded companies.

Alfred E. Osborne, Jr., Ph.D. has served as a director since June 2011.  Dr. Osborne is currently the Senior Associate Dean at the UCLA Anderson School of Management, a position he assumed in July 2003. He has been employed as a professor at UCLA since 1972 and has served the school in various capacities over the years. Currently, he also serves as the faculty director of the Harold Price Center for Entrepreneurial Studies at UCLA, a position he has held since July 2003, and has been Professor of Global Economics and Management since July 2008 and a director at the UCLA Head Start – Johnson and Johnson Management Fellows Program since 1991. Dr. Osborne is a member of the board of directors of Kaiser Aluminum, Inc., a fabricated aluminum products manufacturing company, Wedbush, Inc., a financial services and investment firm, and Heckmann Corporation, a company engaged in water solutions for energy development and bottled water products. Dr. Osborne also serves as a director of First Pacific Advisors’ Capital, Crescent, International Value and New Income Funds. Dr. Osborne has served on many public and private company boards during the past 30 years, including service on audit, compensation and governance committees, which qualifies him to serve on our board of directors. Dr. Osborne is qualified to serve on our board of directors due to his knowledge of business in various industries and his experience serving on boards and the committees of other public companies.

Tracey C. Doi has served as a director since August 2011.  Ms. Doi serves as the group vice president and chief financial officer of Toyota Motor Sales, U.S.A., Inc., the marketing, sales, distribution and customer service arm of Toyota, Lexus and Scion in the United States. Ms. Doi is responsible for corporate finance, tax, customs, treasury, accounting, procurement and corporate services. Ms. Doi serves on Toyota Motor Sales’ audit committee, risk committee and benefit committee, as well as an officer or director of several subsidiaries. Ms. Doi joined Toyota in 2000 as vice president, corporate controller and was promoted to CFO in 2003. Prior to that, she held financial executive positions with AT&T Wireless, L.A. Cellular Telephone Company, and L.A. Gear, Inc. Ms. Doi received a bachelor’s degree in business economics from UCLA in 1983 and is a certified public accountant (inactive). Ms. Doi serves on the Federal Reserve Bank of San Francisco’s Economic Advisory Council, the board of directors for the Food Allergy & Anaphylaxis Network (FAAN), the board of governors for the Japanese American National Museum, and the board of directors for the Japan America Society. The Company believes that Ms. Doi is qualified to serve as a director of the Company due to her business and financial management experience, including her position as a chief financial officer, and her knowledge of audit committee functions.

Maurice J. DeWald has served as a director since August 2011.  Mr. DeWald has served as the Chairman and Chief Executive Officer of Verity Financial Group, Inc., a financial advisory firm he founded, since 1992.  From 1962 to 1991, Mr. DeWald served in various positions with KPMG LLP, including managing partner of the Orange County office from 1976 to 1984, managing partner of the Chicago office from 1985 to 1986 and managing partner of the Los Angeles office from 1986 to 1991.  Mr. DeWald has served as a director of Targeted Medical Pharma, Inc. since February 2011 and as non-executive Chairman since October 2011, as a director of Healthcare Trust of America, Inc. since September 2006 and as a director of Integrated Healthcare Holdings, Inc. (OTCBB: IHCH.OB) since August 2005, including as Chairman of the Board since October 2008. Mr. DeWald served as a director of Mizuho Corporate Bank of California from 1992 to 2011.  From 1991 to July 2003 he served on the board of directors of Tenet Healthcare Corporation (NYSE:  THC) and from 1995 to 2003 he served on the board of directors of ARV Assisted Living, Inc.  Mr. DeWald received a B.B.A. in finance and accounting from the University of Notre Dame in 1962 and is a certified public accountant (inactive).   Mr. DeWald also sits on the School of Business Advisory Council of the University of Notre Dame and has previously served as the Chairman and a director of the United Way of Greater Los Angeles. The Company believes that Mr. DeWald is qualified to sit on the Company’s board of directors due to his extensive management, finance, public accounting and public company directorship experience, as well as his experience in the healthcare industry.

Willis C. Lee, MS has served as the Chief Operating Officer and a director of the Company since the closing of the Merger.  He has served as the co-Chief Operating Officer and Chief Financial Officer and as a director of Emmaus Medical since April 2010. Prior to that, he was the Controller at Emmaus from February 2009 to February 2010. From 2004 to 2010, Mr. Lee led worldwide sales and business development of Yield Dynamics product group at MKS Instruments, Inc., a provider of instruments, subsystems, and process control solutions for the semiconductor, flat panel display, solar cell, data storage media, medical equipment, pharmaceutical manufacturing, and energy generation and environmental monitoring industries. Mr. Lee also served as President and Managing Director of Kenos Inc. from January 2004 to December 2008.  Mr. Lee held various managerial and senior positions at semiconductor companies such as MicroUnity Systems Engineering, Inc. from August 1995 to July 1996, HPL, Inc. from June 2000 to October 2002, Syntricity, Inc. from November 2002 to April 2004 and also at a healthcare actuarial consulting firm, Reden & Anders from September 1996 to June 2000, which was acquired by United Health Care.  Mr. Lee received his B.S. and M.S. in Physics from University of Hawaii (1984) and University of South Carolina (1986) respectively. Mr. Lee’s knowledge of our business and operations and his business, leadership and management experience qualify him to serve as a member of the Company’s board of directors.

Executive Officers

Our current executive officers, their ages and positions are as follows:

Name	Age	Position
Yutaka Niihara, M.D., MPH	52	President, Chief Executive Officer and Director
Willis C. Lee	52	Chief Operating Officer and Director
Peter Ludlum	57	Executive Vice President and Chief Financial Officer
Lan T. Tran	36	Chief Administrative Officer and Corporate Secretary
Yasushi Nagasaki	45	Senior Vice President, Finance

Background of Officers

The following is a brief summary of the background of each executive officer of the Company: For biographical information regarding Dr. Niihara and Mr. Lee, please see "Nominees for Election to the Board," above.

Peter Ludlum was appointed Executive Vice President and Chief Financial Officer of the Company effective April 2, 2012.  Mr. Ludlum previously served as the Chief Financial Officer of Energy and Power Solutions, Inc. from April 2008 to March 2012. Mr. Ludlum also served as the Financial Compliance Officer from April 2006 to March 2008 and the Chief Financial Officer from April 2005 to April 2006 of Applied Medical Resources Corporation. Mr. Ludlum also served as Group Controller for IsoTis S.A. from October 2003 to April 2005. IsoTis S.A. acquired GenSci Regeneration Sciences Inc. in October 2003 where Mr. Ludlum served as Vice President and Chief Financial Officer from December 1999 to October 2003. Prior to his position at GenSci, Mr. Ludlum had served as the Vice President Finance and Chief Financial Officer from November 1996 to December 1999 of Pacific Biometrics, Inc. Earlier in his career Mr. Ludlum had worked for Derlan Industries, Ltd. as Corporate Controller and Treasurer and in various positions at Mobil Oil Corporation, and for subsidiaries of Bechtel Corporation and PacifiCorp. Mr. Ludlum is a Certified Management Accountant (CMA).  He received a B.S. in Business and Economics with a major in accounting from Lehigh University in 1977 and a Masters in Business Administration with a concentration in Finance from California State University, Fullerton in 1991.

Lan T. Tran, MPH has served as the Chief Administrative Officer and Corporate Secretary of the Company since the closing of the Merger.  She has served as the Co-Chief Operating Officer and Corporate Secretary of Emmaus Medical since April 2010 and as the Chief Compliance Officer of Emmaus Medical since May 2008.  Prior to joining Emmaus Medical, Ms. Tran was with LABioMed from September 1999 to April 2008 and held positions of increasing responsibility including Grants and Contracts Trainee from September 1999 to March 2000, Grants and Contracts Officer from April 2000 to August 2004, Associate Director, Pre-Clinical/Clinical Trials Unit from September 2004 to June 2005, Director, Pre-Clinical/Clinical Trials Unit from July 2005 to June 2007, and Assistant Vice President, Research Administration from June 2007 to April 2008. In her position as Director, Pre-Clinical/Clinical Trials Unit and Assistant Vice President, Research Administration, Ms. Tran was part of the executive management team of LABioMed and responsible for all administrative aspects of research in her assigned area at LABioMed, which had a research budget of $61,000,000 in 2008. Ms. Tran holds a B.S. in Psychobiology from UCLA, which was awarded in 1999, and a Masters of Public Health from UCLA which was awarded in 2002.

Yasushi Nagasaki was appointed as the Senior Vice President, Finance of the Company effective April 2, 2012.  From May 2011 to April 1, 2012, Mr. Nagasaki served as the Company’s Chief Financial Officer.  From September 2005 until joining our Company, Mr. Nagasaki was the Chief Financial Officer of Hexadyne Corporation, an aerospace and defense supplier.  From May 2003 to August 2005, Mr. Nagasaki was the Controller at Upsilon Intertech Corporation.  Mr. Nagasaki received a B.A. in Commerce in 1992 from Waseda University and an M.A. in International Policy Studies in 1994 from the Monterey Institute of International Studies.

Family Relationships

There are no family relationships among any of the officers and directors.

Involvement in Certain Legal Proceedings

On September 23, 2011, Peter Ludlum, our current Chief Financial Officer, was serving as the Chief Financial Officer of Energy and Power Solutions, Inc. (“EPS”) when EPS filed for bankruptcy protection under Chapter 11 of the U.S. Bankruptcy Code.  The bankruptcy filing was made in part to effect a sale of EPS’ primary assets pursuant to Section 363 of the U.S. Bankruptcy Code.  Such sale closed in December 2011 and EPS is currently winding down all other operations.

Other than as described above, there have been no events under any bankruptcy act, no criminal proceedings and no judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any director, executive officer, promoter or control person of the Company during the past ten years.

The Company is not aware of any legal proceedings in which any director, nominee, or officer of the Company, or any associate of any such director, nominee, or officer of the Company is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

CORPORATE GOVERNANCE

Board of Directors and Committees and Director Independence

Currently, our board of directors has determined that each of Henry A. McKinnell, Jr., Alfred E. Osborne, Jr., Tracey C. Doi and Maurice J. DeWald is an “independent” director as defined by the NASDAQ Marketplace Rules, even though such definition does not currently apply to us because our shares are not listed on the NASDAQ Stock Market LLC or any other exchange, and all applicable rules and regulations of the SEC. All members of the Audit, Compensation and Nominating Committees satisfy the “independence” standards applicable to members of each such committee. The board of directors made this affirmative determination regarding these directors’ independence based on discussions with the directors and on its review of the directors’ responses to a standard questionnaire regarding employment and compensation history; affiliations, family and other relationships; and transactions with the Company. The board of directors considered relationships and transactions between each director or any member of his immediate family and the Company and its subsidiaries and affiliates.

Audit Committee

We established our Audit Committee on May 3, 2011. The Audit Committee consists of Dr. McKinnell, Dr. Osborne, Ms. Doi and Mr. DeWald each of whom is an independent director as defined by the NASDAQ Marketplace Rules.  Mr. DeWald serves as Chairman of the Audit Committee.  Each of Dr. McKinnell, Ms. Doi and Mr. DeWald qualifies as an “audit committee financial expert” as defined under Item 407(d) of Regulation S-K. The purpose of the Audit Committee is to represent and assist our board of directors in its general oversight of our accounting and financial reporting processes, audits of the financial statements and internal control and audit functions. The Audit Committee’s responsibilities include:

•
The appointment, replacement, compensation, and oversight of work of the independent auditor, including resolution of disagreements between management and the independent auditor regarding financial reporting, for the purpose of preparing or issuing an audit report or performing other audit, review or attest services.

•
Reviewing and discussing with management and the independent auditor various topics and events that may have significant financial impact on our company or that are the subject of discussions between management and the independent auditors.

The board of directors has adopted a written charter for the Audit Committee. A copy of the Audit Committee Charter is available on our website at www.Emmausmedical.com.

Compensation Committee

We established our Compensation Committee on May 3, 2011. The Compensation Committee consists of Dr. McKinnell, Dr. Osborne, Ms. Doi and Mr. DeWald, each of whom is an independent director as defined by the NASDAQ Marketplace Rules.   Dr. McKinnell is the Chairman of the Compensation Committee.  The Compensation Committee is responsible for the design, review, recommendation and approval of compensation arrangements for our directors, executive officers and key employees, and for the administration of our equity incentive plans, including the approval of grants under such plans to our employees, consultants and directors. The Compensation Committee also reviews and determines compensation of our executive officers, including our Chief Executive Officer. The board of directors has adopted a written charter for the Compensation Committee. A copy of the Compensation Committee Charter is available on our website at www.Emmausmedical.com.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee consists of Dr. McKinnell, Dr. Osborne, Ms. Doi and Mr. DeWald, each of whom is an independent director as defined by the NASDAQ Marketplace Rules. Dr. Osborne is the Chairman of the Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee assists in the selection of director nominees, approves director nominations to be presented for stockholder approval at our annual general meeting, fills any vacancies on our board of directors, considers any nominations of director candidates validly made by stockholders, and reviews and considers developments in corporate governance practices. The board of directors has adopted a written charter for the Nominating and Corporate Governance Committee. A copy of the Nominating and Corporate Governance Committee Charter is available on our website at www.Emmausmedical.com.

Code of Business Conduct and Ethics

On May 3, 2011, our board of directors approved a Code of Conduct and Ethics (the “Code of Ethics”) that applies to all of the directors, officers and employees of the Company. The Code of Ethics addresses, among other things, honesty and ethical conduct, conflicts of interest, compliance with laws, regulations and policies, including disclosure requirements under the federal securities laws, confidentiality, trading on inside information, and reporting of violations of the code. A copy of the Code of Ethics is available on our website at www.Emmausmedical.com.  Requests for copies of the Code of Ethics should be sent in writing to Emmaus Medical, Inc., Attention: Secretary, 20725 S. Western Avenue, Ste. 136, Torrance, CA  90501-1884.

Meetings of the Board and its Committees

Our board of directors meets on a regular basis as often as necessary to fulfill its responsibilities, including at least once each quarter, and our independent directors meet at least annually in executive session without the presence of non-independent directors and management. During 2011, our board of directors met 5 times, the audit committee met 2 times, the compensation committee met 1 time, and the nominating and governance committee met 2 times. Each of the current directors who was on the Board of Directors during 2011attended 75% or more of the aggregate of (i) the total number of board meetings held during the period of such member's service and (ii) the total number of meetings of committees on which such member served during the period of such member's service.

The Company does not have a policy requiring its directors to attend the Annual Meeting of Stockholders, although we encourage all of our directors to attend our annual meetings of stockholders.  The Company did not hold an annual meeting of stockholders in 2011.

Board Leadership Structure and Role in Risk Oversight

Our leadership is structured such that the chair of our board of directors and chief executive officer positions are separated. Dr. McKinnell, an independent director, has served as chairman of our board of directors since May 2011. We believe, at this time, having an independent chairman of our board of directors with extensive executive experience in the life science industry has provided our board of directors with consistent, experienced and independent leadership that enhances the effectiveness of our board of directors as a whole.

Our Company faces a variety of risks, including investment risk, liquidity risk, and operational risk. Our board of directors is responsible for oversight of risks facing our company, while our management is responsible for day-to-day management of risk. Our board of directors, as a whole, directly administers its risk oversight function. In addition, the risk oversight function is also administered through the standing committees of our board of directors, which oversee risks inherent in their respective areas of responsibility, reporting to our board of directors regularly and involving our board of directors as necessary. For example, the audit committee oversees our financial exposure and financial reporting related risks, and the compensation committee oversees risks related to our compensation programs and practices. Our board of directors as a whole directly oversees our strategic and business risk, including product development risk, through regular interactions with our management and, from time-to-time, input from independent advisors. We believe our board's leadership structure supports its role in risk oversight, with our executive officers responsible for assessing and managing risks facing our company on a day-to-day basis and the chair and other members of our board of directors providing oversight of such risk management.

DIRECTOR NOMINATIONS

Criteria for Board Membership

In recommending candidates for appointment or election to our board of directors, the nominating and governance committee considers the appropriate balance of experience, skills and characteristics required of our board of directors, and seeks to insure that at least a majority of the directors are independent applying the NASDAQ Marketplace Rules, that members of the audit committee meet the financial literacy and sophistication requirements under the NASDAQ Marketplace Rules and that at least one of member of the audit committee qualifies as an "audit committee financial expert" under SEC rules.  Nominees for director are selected on the basis of their depth and breadth of experience, wisdom, integrity, ability to make independent analytical inquiries, understanding of our business environment, willingness to devote adequate time to board duties, the interplay of the nominee's experience and skills with those of other directors and the extent to which the nominee would be a desirable addition to our board of directors and any of its committees. Other than the foregoing, there are no stated minimum criteria for director nominees, although the nominating and governance committee may also consider such other factors as it may deem are in the best interests of our company and our stockholders. The nominating and governance committee does not have a policy regarding board diversity, but it takes diversity of professional experience and perspective within the pharmaceutical and biotechnology industries and diversity of backgrounds, cultures, education, experience, skills, thought, perspectives, personal qualities and attributes, and geographic profiles (i.e., where the individuals have lived and worked), as well as race, ethnicity, gender, national origin and other categories into account in identifying and selecting director nominees.

Stockholder Recommendations

We have never received a proposal from a stockholder to nominate a director. The nominating and governance committee will consider qualified candidates for director suggested by stockholders by applying the criteria for board membership described above. Stockholders wishing to suggest a qualified director candidate for review and consideration by the nominating and governance committee must provide a written statement to our corporate secretary that includes the following information: a statement that the proposing stockholder is recommending a candidate for consideration by the nominating and governance committee; the candidate’s credentials and contact information; and the candidate’s written consent to be considered a candidate.  The committee may request further information about the stockholder recommended candidate in order to comply with any applicable laws, rules or regulations or to the extent that such information is required to be provided by such stockholder pursuant to any applicable laws, rules or regulations.  If a stockholder submits a director recommendation in compliance with the procedure described above, the nominating and governance committee will conduct an initial evaluation of the proposed nominee and, if it determines the proposed nominee may be a qualified candidate, the nominating and governance committee and one or more members of our management team will interview the proposed nominee to determine whether he or she might be suitable to be a director. If the nominating and governance committee determines the proposed nominee would be a valuable addition to our board of directors, based on the criteria for board membership described above and our board of directors' specific needs at the time, it will recommend to our board of directors such person's nomination. In connection with its evaluation, the nominating and governance committee may request additional information from the proposed nominee and/or the proposing stockholder.

A stockholder may nominate an individual to stand for election to our board of directors at our annual meeting of stockholders. See “Nominations and Stockholder Proposals for 2013 Annual Meeting” below for information on submitting proposals to the Company.

Process for Identifying and Evaluating Nominees

Each year before recommending to our board of directors a slate of nominees for director, the nominating and governance committee considers each incumbent director's performance on our board of directors and whether the incumbent director's nomination would be consistent with the criteria for board membership described above and other guidelines included in our corporate governance guidelines, including ensuring that the composition of our board of directors is such that it maintains an openness to new ideas and a willingness to critically re-examine the status quo. In the ordinary course, absent special circumstances or a material change in the criteria for board membership, the nominating and governance committee will recommend for nomination incumbent directors with skills and experience that are relevant to our business and who are willing to continue in service. If an incumbent director is not willing to stand for re-election, or if a vacancy on our board of directors occurs between annual stockholder meetings and our board of directors determines to fill such vacancy, the nominating and governance committee will identify the desired skills and experience of a new nominee based on the criteria for board membership described above and any specific needs of our board of directors at the time. The nominating and governance committee will then seek suggestions from other members of our board of directors and our management team as to individuals meeting such criteria. Potential nominees will be selected based on input from members of our board of directors, our management team and, if the nominating and governance committee deems appropriate, a third-party search firm. The nominating and governance committee will evaluate each potential nominee's qualifications and check relevant references. In addition, such individuals will be interviewed by at least one member of the nominating and governance committee. Following this process, the nominating and governance committee will determine whether to recommend to our board of directors that a potential nominee be presented as a nominee for election by the stockholders or appointed to fill a vacancy on our board of directors, as the case may be. Historically, our board of directors nominates for election at our annual stockholder meetings the individuals recommended by the nominating and governance committee.

COMMUNICATIONS WITH DIRECTORS

If any stockholder wishes to contact our board of directors, or any individual director, the stockholder must submit the inquiry in writing to: Emmaus Life Sciences, Inc., 20725 S. Western Avenue, Suite 136, Torrance, CA 90501, Attention: Corporate Secretary, and specify whether the communication is directed to the entire Board or to a particular director. Submitting stockholders should indicate they are a stockholder of our company. Company personnel will screen stockholder letters and depending on the subject matter, will: forward the inquiry to the chairman of our board of directors, who may forward the inquiry to a particular director if the inquiry is directed towards a particular director; forward the inquiry to the appropriate personnel within our company (for instance, if it is primarily commercial in nature); attempt to handle the inquiry directly (for instance, if it is a request for information about our company or a stock-related matter); or not forward the inquiry, if it relates to an improper or inappropriate topic or is otherwise irrelevant.

BENEFICIAL OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, AND MANAGEMENT

Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of common stock subject to options, warrants and convertible notes held by that person that are currently exercisable or become exercisable within 60 days of the Record Date are deemed outstanding even if they have not actually been exercised. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

The following table sets forth certain information with respect to beneficial ownership of our common stock based on issued and outstanding shares of common stock before and after the offering, by:

•	Each person known to be the beneficial owner of 5% or more of our outstanding common stock;

•	Each executive officer;

•	Each director; and

•	All of the executive officers and directors as a group.

The number of shares of our common stock outstanding as of the Record Date, excludes up to 1,562,795  shares of common stock underlying outstanding options, 2,895,045  shares of common stock underlying outstanding warrants and 1,738,891 shares of common stock underlying outstanding convertible notes (as of the Record Date).  Unless otherwise indicated, the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the stockholder’s name, subject to community property laws, where applicable.  Unless otherwise indicated in the table or its footnotes, the address of each stockholder listed in the table is c/o Emmaus Life Sciences, Inc., 20725 S. Western Avenue, Ste. 136, Torrance, CA 90501-1884.

Beneficial Ownership Before the Offering
Name and Address of Beneficial Owner	Title	Shares of Common Stock	Percent of Class(1)

Directors and Executive Officers

Yutaka Niihara, M.D., MPH	President, Chief Executive Officer and Director	9,629,496 (2)	39.4%

Peter Ludlum	Executive Vice President and Chief Financial Officer	-	-

Yasushi Nagasaki	Senior Vice President, Finance	143,767 (3)	*

Willis C. Lee	Chief Operating Officer and Director	250,372 (4)	1.0%

Lan T. Tran	Chief Administrative Officer and Corporate Secretary	80,239 (5)	*

Henry A. McKinnell, Jr., Ph.D.	Chairman of the Board	11,795 (6)	*

Alfred E. Osborne, Jr., Ph.D. c/o UCLA Anderson School of Management 110 Westwood Plaza, F405 Los Angeles, CA 90095	Director	-	-

Tracey C. Doi	Director	61,127 (7)	*

Beneficial Ownership Before the Offering
Name and Address of Beneficial Owner	Title	Shares of Common Stock	Percent of Class(1)

Maurice J. DeWald	Director	-	-

Officers and Directors as a Group (total of 9 persons)		10,162,039 (8)	41.0%

5% or More Owners

Amir Heshmatpour		2,504,249 (9)	10.3%

AFH Holding & Advisory, LLC		2,170,000 (9)	8.8%

Daniel R. and Yuka I. Kimbell		2,434,028 (10)	9.9%

* Less than 1.0%.

(1)	Based on 24,403,572 shares of common stock issued and outstanding as of the Record Date.

(2)
Includes 9,629,496 shares that are held jointly by Dr. Niihara and Soomi Niihara, his wife. Also includes 44,229 shares of common stock for which Dr. Niihara is custodian. Dr. Niihara may be deemed the indirect beneficial owner of these securities since he has sole voting and investment control over the securities. Also includes 55,556 shares underlying warrants to purchase shares of common stock owned by Hope International Hospice, Inc. (“Hope Hospice”). Dr. Niihara is the chief executive officer of Hope Hospice and has voting and investment power over such shares.

(3)	Includes 118,767 shares of common stock underlying outstanding convertible notes (as of July 27, 2012) and 25,000 shares underlying warrants to purchase shares of common stock.

(4)
Includes 37,903 shares of common stock underlying outstanding convertible notes (as of July 27, 2012) and 35,556 shares underlying warrants to purchase shares of common stock owned by MLPF&S Cust. FBO Willis C. Lee.

(5)	Includes 56,945 shares underlying warrants to purchase shares of common stock.

(6)	Represents options to purchase 11,795 shares of common stock.

(7)
Includes 31,127 shares of common stock underlying outstanding convertible notes (as of July 27, 2012) and 30,000 shares underlying warrants to purchase shares of common stock owned by Tracey and Mark Doi.

(8)
Includes options to purchase 11,795 shares of common stock, warrants to purchase 203,057 shares of common stock and 187,797 (as of July 27, 2012) shares of common stock underlying outstanding convertible notes.

(9)
Based on information included in a Schedule 13D/A filed with the SEC on November 22, 2011, other reports filed by the stockholder with the SEC and the Company’s records, 2,170,000 shares are held by AFH Holding & Advisory, LLC (“AFH Advisory”), 202,250 shares are held by the Amir and Kathy Heshmatpour Family Foundation and 131,999 shares are held by Griffin Ventures Ltd.   Mr. Heshmatpour is the sole owner of AFH Advisory and Griffin and has sole voting and investment control over such securities. Therefore, he may be deemed to have voting and dispositive control with respect to those shares. The address for each stockholder is 9595 Wilshire Blvd, Suite 700, Beverly Hills, CA 90212.

(10)
Includes 44,229 shares of common stock held by the stockholder as custodian. Daniel and Yuka Kimbell may be deemed the indirect beneficial owner of these securities since they have sole voting and investment control over the securities.  The address for this stockholder is 350 W. Colorado Blvd., Ste. 350, Pasadena, CA 91105.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Emmaus Medical, Inc.

Emmaus Life Sciences, Inc., Emmaus Medical Inc., Newfield Nutrition Corporation, Emmaus Medical Japan, Inc (“EM Japan”) and Emmaus Medical Europe Ltd. (“EM Europe”) which are either directly or indirectly wholly-owned subsidiaries of the Company, each have interlocking executive and director positions with us and with each other.  Dr. Niihara and Mr. Lee are directors of Newfield Nutrition Corporation.  Dr. Niihara is a director of EM Japan. Dr. Niihara and Ms. Tran are directors of EM Europe.  The officers of Emmaus Life Sciences are also the officers of Emmaus Medical and Newfield Nutrition and hold the same officer positions in Emmaus Medical and Newfield as they do in Emmaus Life Sciences.

April 2011 Private Placement

On April 19, 2011, AFH Acquisition IV, Inc. (the Company prior to the Merger) sold an aggregate of 577,750 shares of common stock at a per share purchase price of $2.00 per share for gross proceeds of approximately $1.2 million (the “Placement Proceeds”), which proceeds were distributed to AFH Holding & Advisory, LLC (“AFH Advisory”), the Company’s majority stockholder prior to the Merger. On July 23, 2012, the Company filed a complaint in Los Angeles Superior Court against AFH Holding & Advisory, LLC and Amir F. Heshmatpour.  Mr. Heshmatpour is a former officer of AFH Acquisition IV, Inc. (prior to the Merger) and former director of the Company and is the Managing Partner of AFH Advisory.  Pursuant to the complaint, the Company seeks return of the Placement Proceeds raised in the private placement conducted by AFH Acquisition IV, Inc. in April 2011 prior to the Merger, which Placement Proceeds were not received by the Company at the time of the Merger.

Merger and AFH Advisory

Pursuant to the Merger Agreement, AFH Merger Sub merged with and into Emmaus Medical with Emmaus Medical continuing as the surviving entity.  As a result of the Merger, Emmaus Medical became a wholly-owned subsidiary of the Company. In connection with the Merger, the Company changed its corporate name from “AFH Acquisition IV, Inc.” to “Emmaus Holdings, Inc.”  Subsequently, on September 14, 2011, we changed our name from “Emmaus Holdings, Inc.” to “Emmaus Life Sciences, Inc.”

Upon consummation of the Merger, (i) each outstanding share of Emmaus Medical common stock was exchanged for 29.48548924976 shares of our common stock, (ii) each outstanding Emmaus Medical option and warrant, which was exercisable for one share of Emmaus Medical common stock, was exchanged for an option or warrant, as applicable, exercisable for 29.48548924976 shares of our common stock and (iii) each outstanding convertible note of Emmaus Medical, which was convertible for one share of Emmaus Medical common stock, was exchanged for a convertible note exercisable for 29.48548924976 shares of our common stock. As a result of the Merger, Emmaus Medical securityholders received 6,876,231 of our shares of common stock, options and warrants to purchase an aggregate of 108,836 shares of common stock, and convertible notes to purchase an aggregate of 90,436 shares of our common stock, or 85% of our issued and outstanding common stock on a fully diluted basis.  Immediately after the closing of the Merger, we had 8,126,231 shares of common stock, no shares of preferred stock, options to purchase 7,894 shares of common stock, warrants to purchase 100,942 shares of common stock and convertible notes convertible into 90,436 shares of our common stock issued and outstanding.

Prior to the closing of the Merger, AFH Advisory cancelled an aggregate of 609,250 shares of the Company’s common stock.  AFH Advisory did not receive any consideration for the cancellation of the shares.  The cancellation of the shares was accounted for as a contribution to capital.  The number of shares cancelled was determined based on negotiations with AFH Advisory, the majority stockholder of the Company, and Emmaus Medical.  Emmaus Medical and AFH Advisory negotiated an estimated value of Emmaus Medical and its subsidiaries, an estimated value of the shell company, and the mutually desired capitalization of the company resulting from the Merger.  With respect to the determination of the amount of shares cancelled, the value of the shell company was derived primarily from its utility as a public company platform, including its good corporate standing and its timely public reporting status; the shell’s lack of previous operations, legal difficulties and potential contingent liabilities; and the shell’s stockholder base.  We did not consider registering our own securities directly as a viable option for accessing the public markets.   The services provided by AFH Advisory were not a consideration in determining this aspect of the transaction.  Under these circumstances and based on these factors, Emmaus Medical and AFH Advisory agreed upon the number of shares to be cancelled.

The Merger resulted in a change in control of our company from AFH Advisory, which is owned by Mr. Amir F. Heshmatpour, to the former securityholders of Emmaus Medical.  In connection with the change in control, we appointed new persons to our board of directors and elected new officers of the Company. Mr. Heshmatpour, an officer and director of the Company prior to the consummation of the Merger, resigned from all of his officer positions with the Company at the time the transaction was consummated, but continued as a member of our board of directors until April 2012 when he resigned as a director.  The appointments of the new officers and directors, as set forth below, were made on the closing of the Merger, except for Alfred E. Osborne, Jr., who was appointed to the board of directors on June 21, 2011, and Tracey C. Doi and Maurice J. DeWald, who were appointed to the board of directors on August 4, 2011. Amir Heshmatpour was appointed as a director of the Company on the closing of the Merger and resigned in April 2012.

Name	Position
Yutaka Niihara, M.D.	President and Chief Executive Officer and Director
Willis C. Lee	Chief Operating Officer and Director
Lan T. Tran	Chief Administrative Officer and Corporate Secretary
Yasushi Nagasaki	Chief Financial Officer (1)
Henry A. McKinnell, Jr., Ph.D.,	Chairman of the Board
Alfred E. Osborne, Jr., Ph.D.	Director
Tracey C. Doi	Director
Maurice J. DeWald	Director
(1) Mr. Nagasaki resigned as the Company’s Chief Financial Officer effective April 2, 2012.

The Company agreed to (i) pay AFH Advisory, the former majority stockholder of the Company, $500,000 (the “Shell Cost”) to allow Emmaus Medical stockholders to acquire shares of common stock of the Company and become the majority owners in the aggregate of the Company and to achieve the desired post-merger capitalization of the Company and (ii) reimburse AFH Advisory for its advancement of expenses on behalf of the Company, including, without limitation, reasonable expenses of AFH Advisory incurred in connection with the Merger, a public offering and certain consulting services provided by AFH Advisory to the Company, including coordinating the Merger, assisting with a public offering and managing the interrelationship of legal and accounting activities (the “Transaction Costs”). As of December 31, 2011, AFH Advisory had advanced an aggregate of $288,893 in expenses on our behalf. During the year ended December 31, 2011, we paid AFH Advisory $288,893 in cash for the advanced expenses and $105,554 of the Shell Cost and, therefore, as of December 31, 2011, owed AFH Advisory an aggregate of $394,446 for the balance of the Shell Cost.

On July 19, 2012, the Company elected to terminate the offering contemplated by the Amended and Restated Letter of Intent dated September 30, 2011 by and between the Company and AFH Advisory (the “LOI”). Based on the Company’s termination of the Offering pursuant to the terms of the LOI and separate from the lawsuit filed by the Company against AFH Advisory and Mr. Heshmatpour, the Company is seeking to cancel certain shares of its common stock that were previously issued to AFH Advisory, Mr. Heshmatpour and their affiliates. The cancelation of the Offering may limit any amounts due to AFH.

Loans by Related Parties

On January 12, 2009, Shigeru Matsuda, a stockholder of the Company, loaned Emmaus Medical an aggregate of 20,000,000 Japanese Yen (US $221,895), which loan is evidenced by a promissory note.  The loan bears interest at 6.5% per annum.  The principal and any unpaid accrued interest is convertible into shares of our common stock at a conversion rate of $3.05 per share.  The note matures on January 11, 2014. No interest payments were made in 2011.  As of June 30, 2012, the principal amount together with the accrued and unpaid interest outstanding and the foreign exchange effect on the note was $315,557.  This amount as of June 30, 2012 includes accrued interest of $50,835 and foreign exchange effect of $42,827.   Dr. Niihara and Daniel Kimbell, the former Chief Operating Officer of Emmaus Medical, are the primary guarantor and secondary guarantor on the note, respectively, such that in the event we are unable to pay the note, Dr. Niihara and Mr. Kimbell, in that order, shall make payments due to the lender.

Dr. Niihara, our Chief Executive Officer, made a loan to Emmaus Medical on January 12, 2009 in the aggregate principal amounts of $350,000. The January 12, 2009 loan, which is due on demand by Dr. Niihara, accrues interest at 6.5% per annum with interest only payments due monthly. During the years ended December 31, 2011 and 2010, we made interest payments of $22,750 and $22,750, respectively, on the January 12, 2009 note.  Effective June 21, 2012 the Company cancelled $70,000 in principal outstanding on the January 12, 2009 note due to Dr. Niihara in favor of a new note dated June 21, 2012 due to Hope International Hospice, Inc. As of June 30, 2012, the principal amount and accrued but unpaid interest outstanding on the January 12, 2009 note were $272,800 and $936, respectively.

Dr. Niihara made a loan to Emmaus Medical on April 23, 2009 in the aggregate principal amounts of $80,000. We repaid the April 23, 2009 loan, which bore interest at 6.5% per annum and was due on demand by Dr. Niihara, in June 2011. During the years ended December 31, 2011 and 2010, we made interest payments of $2,311 and $5,200, respectively, on the April 23, 2009 note.

Dr. Niihara made a loan of $100,000 to the Company on June 21, 2011, which bears interest at 8% per annum.  The loan was not convertible and is due on demand.  During the year ended December 31, 2011, we made an interest payment of $2,293 on the June 21, 2011 note. The Company repaid $70,000 of the principal amount of the June 21, 2011 note on August 29, 2011 and effective June 21, 2012 cancelled the remaining $30,000 due to Dr. Niihara in favor of a new note dated June 21, 2012 due to Hope International Hospice, Inc.

Hope International Hospice, Inc., of which Dr. Niihara is the Chief Executive Officer, made a $200,000 loan to Emmaus Medical on January 12, 2011.  The loan, which has a term of two years, bears interest at a rate of 8% per annum.  Interest only payments are due quarterly.  As of June 30, 2012, the principal amount and accrued and unpaid interest outstanding on the note were $200,000 and $3,556, respectively.  During the year ended December 31, 2011, the Company made interest payments of $12,000.

On January 12, 2011, Willis C. Lee made a two-year loan to Emmaus Medical in the amount of $100,000.  The loan bears interest at a rate of 8% per annum.  Interest only payments are due quarterly. The loan was repaid in full in June 2011 together with outstanding interest of $3,156.

On June 29, 2011, Yasushi Nagasaki, an officer of the Company, made a one-year loan to the Company in the amount of $360,000.  The loan bears interest at 8% per annum.  The principal and any unpaid accrued interest is convertible into shares of our common stock at a conversion rate of $3.60 per share.  In connection with the issuance of the note, we issued Mr. Nagasaki a three-year warrant to purchase 25,000 shares of our common stock at a per share exercise price equal to 75% of the per share fair market value of our common stock on the date prior to exercise.  No interest payments were made during the year ended December 31, 2011.  On June 29, 2012, the Company refinanced the convertible note in the amount of $360,000 together with accrued interest in the amount of $28,800 with a new convertible note in the amount of $388,800 which bears interest at 10% per annum and is due upon demand.  The principal amount and any unpaid interest due under the promissory note are convertible into shares of the Company’s common stock at $3.30 per share. As of June 30, 2012, the principal amount and accrued and unpaid interest outstanding on the note were $388,800 and $216, respectively.

On July 7, 2011 and July 11, 2011, Yoko Hagiike, a stockholder of the Company, made loans to the Company in the aggregate principal amount of $300,000, which loans are evidenced by a promissory note.  Each loan bore interest at 10% per annum and were due upon demand by the lender.  The Company repaid each of the loans on September 7, 2011, together with $10,000 in interest and neither loan is currently outstanding.

On September 7, 2011, Sumiko Fujisawa, a stockholder of the Company, made loan to the Company in the principal amount of $30,000, which loan is evidenced by a promissory note.  The loan has a term of one year, however, the lender may demand repayment of the note at any time after the three month anniversary of the loan date.  The loan bears interest at 8% per annum.  The principal and any unpaid accrued interest is convertible into shares of our common stock at a conversion rate of $3.60 per share.  In connection with the issuance of the notes, we issued Ms. Fujisawa three-year warrants to purchase 2,083 shares of our common stock at a per share exercise price equal to 75% of the per share fair market value of our common stock on the date prior to exercise.   No interest payments were made on the note during the year ended December 31, 2011.  As of June 30, 2012, the principal amount and accrued and unpaid interest outstanding on the note were $30,000 and $1,987, respectively.

On September 7, 2011, Hideki & Eiko Uehara, a stockholder of the Company, made a loan to the Company in the principal amount of $30,000, which loan is evidenced by a promissory note.  The loan has a term of one year, however, the lender may demand repayment of the note at any time after the three month anniversary of the loan date.  The loan bears interest at 8% per annum.  The principal and any unpaid accrued interest is convertible into shares of our common stock at a conversion rate of $3.60 per share.  In connection with the issuance of the notes, we issued Hideki & Eiko Uehara three-year warrants to purchase 2,083 shares of our common stock at a per share exercise price equal to 75% of the per share fair market value of our common stock on the date prior to exercise.   No interest payments were made on the note during the year ended December 31, 2011.  As of June 30, 2012, the principal amount and accrued and unpaid interest outstanding on the note were $30,000 and $1,987, respectively.

On September 29, 2011 and October 3, 2011, the Shitabata Family Trust, a stockholder of the Company, made loans to the Company in the principal amounts of $450,000 and $1,050,000, respectively, which loans are evidenced by promissory notes.  The loans have a term of one year; however, the lender may demand repayment of the notes at any time after the three month anniversary of the respective loan dates.  The loans bear interest at 8% per annum.  The principal and any unpaid accrued interest is convertible into shares of our common stock at a conversion rate of $3.60 per share.  Dr. Niihara and Mr. Lee have provided a guarantee on each of the promissory notes.  In connection with the issuance of the notes, we issued the Shitabata Family Trust three-year warrants to purchase an aggregate of 208,334 shares of our common stock at a per share exercise price equal to 75% of the per share fair market value of our common stock on the date prior to exercise.  No interest payments were made on the note during the year ended December 31, 2011. As of June 30, 2012, the principal amount and accrued and unpaid interest outstanding on the September 2011 note were $450,000 and $27,600, respectively.  As of June 30, 2012, the principal amount and accrued and unpaid interest outstanding on the October 2011 note were $1,050,000 and $63,467, respectively.

On October 5, 2011, Willis Lee, an officer of the Company, made a loan to the Company in the principal amount of $128,002, which loan is evidenced by a promissory note payable to MLPF&S Cust. FBO Willis C. Lee.  The loan has a term of one year.  The loan bears interest at 8% per annum.  The principal and any unpaid accrued interest is convertible into shares of our common stock at a conversion rate of $3.60 per share.  In connection with the issuance of the note, we issued MLPF&S Cust. FBO Willis C. Lee three-year warrants to purchase 35,556 shares of our common stock at a per share exercise price equal to $1.00.   No interest payments were made on the note during the year ended December 31, 2011. As of June 30, 2012, the principal amount and accrued and unpaid interest outstanding on the note was $128,002 and $7,680, respectively.

On January 17, 2012, Hope International Hospice, Inc., of which Dr. Niihara is the Chief Executive Officer, made a loan to the Company in the principal amount of $200,000, which loan is evidenced by a promissory note.  The lender may demand repayment of the note at any time.  The loan bears interest at 8% per annum. In connection with the issuance of the notes, we issued to Hope International Hospice, Inc. three-year warrants to purchase 55,556 shares of our common stock at a per share exercise price equal to $1.00.  As of June 30, 2012, the principal amount and accrued and unpaid interest outstanding on the note was $200,000 and $3,333, respectively.

On February 10, 2012, Lan Tran, an officer of the Company, made a loan to the Company in the principal amount of $205,000, which loan is evidenced by a promissory note.  The loan has a term of two years, however, the lender may demand repayment of the note at any time.  The loan bears interest at 11% per annum. In connection with the issuance of the notes, we issued to Lan Tran three-year warrants to purchase 56,945 shares of our common stock at a per share exercise price equal to $1.00.  As of June 30, 2012, the principal amount and accrued and unpaid interest outstanding on the note was $205,000 and $8,895, respectively.

On February 10, 2012, Tracey Doi, a Director of the Company, made a loan to the Company in the principal amount of $108,000, which loan is evidenced by a promissory note payable to Tracey and Mark Doi.  The loan has a term of one year.  The loan bears interest at 8% per annum.   The principal and any unpaid accrued interest is convertible into shares of our common stock at a conversion rate of $3.60 per share.  In connection with the issuance of the note, we issued Tracey and Mark Doi three-year warrants to purchase 30,000 shares of our common stock at a per share exercise price equal to $1.00.    As of June 30, 2012, the principal amount and accrued and unpaid interest outstanding on the note was $108,000 and $3,408, respectively.

On February 15, 2012, Hideki & Eiko Uehara, a stockholder of the Company, made a loan to the Company in the principal amount of $133,333, which loan is evidenced by a promissory note.  The loan is due upon demand by the lender.  The loan bears interest at 11% per annum.  In connection with the issuance of the notes, we issued Hideki & Eiko Uehara three-year warrants to purchase an aggregate of 37,037 shares of our common stock at a per share exercise price equal to $1.00.   As of June 30, 2012, the principal amount and accrued and unpaid interest outstanding on the note were $133,333 and $1,874, respectively.

On February 15, 2012, Shigeru Matsuda, a stockholder of the Company, loaned the Company an aggregate of $833,335, which loan is evidenced by a promissory note.  The loan is due upon demand by the lender. The loan bears interest at 11% per annum.  In connection with the issuance of the note, the Company issued Mr. Matsuda three-year warrants to purchase an aggregate of 231,482 shares of our common stock at a per share exercise price of $1.00.  As of June 30, 2012, the principal amount and accrued and unpaid interest outstanding on the note were $833,335 and $11,713, respectively.

On February 15, 2012, Yukio Hasegawa, a stockholder of the Company, made a loan to the Company in the principal amount of $133,333 which is evidenced by a promissory note. The entire principal amount of the note and any outstanding accrued interest thereon is due on the one-year anniversary date of the note, unless after the three month anniversary of the loan date the holder demands earlier payment of the note.  The loan bears interest at 8% per annum. The principal amount plus the unpaid accrued interest due under the note is convertible into shares of our common stock at $3.60 per share.  In connection with the issuance of the note, we issued Mr. Hasegawa a three-year warrant to purchase 9,259 shares of our common stock at a per share exercise price equal to 75% of the per share fair market value of our common stock on the date prior to exercise.  If we fail to make any payment due under the terms of the note, seek relief under the U.S. Bankruptcy Code or suffer an involuntary petition in bankruptcy or receivership that is not vacated within 30 days, the entire balance of each of the notes shall be due and payable to the holder.  As of June 30, 2012, the principal amount and accrued and unpaid interest outstanding on the note were $133,333 and $4,059, respectively.

On February 16, 2012, Izumi Tanaka, a stockholder of the Company, loaned the Company an aggregate of $133,333, which loan is evidenced by a promissory note.  The entire principal amount of the note and any outstanding accrued interest thereon is due on the two-year anniversary date of the note, unless after the six month anniversary of the loan date the holder demands earlier payment of the note.  The note bears interest at 11% per annum and the Company must make quarterly interest payments.  As of June 30, 2012, the principal amount and accrued and unpaid interest outstanding on the note were $133,333 and $3,056, respectively.

On February 18, 2012, Robert and Megumi Jo, a stockholder of the Company, made a loan to the Company in the principal amount of $100,000 which is evidenced by a promissory note. The entire principal amount of the note and any outstanding accrued interest thereon is due on the one-year anniversary date of the note, unless after the three month anniversary of the loan date the holder demands earlier payment of the note.  The loan bears interest at 8% per annum. The principal amount plus the unpaid accrued interest due under each of the promissory notes is convertible into shares of our common stock at $3.60 per share.  In connection with the issuance of the note, we issued Robert and Megumi Jo a three-year warrant to purchase 6,944 shares of our common stock at a per share exercise price equal to 75% of the per share fair market value of our common stock on the date prior to exercise.  If we fail to make any payment due under the terms of the note, seek relief under the U.S. Bankruptcy Code or suffer an involuntary petition in bankruptcy or receivership that is not vacated within 30 days, the entire balance of the note shall be due and payable to the holder.  As of June 30, 2012, the principal amount and accrued and unpaid interest outstanding on the note were $100,000 and $2,933, respectively.

On February 20, 2012, The Saito Family Trust, a stockholder of the Company, made a loan to the Company in the principal amount of $100,000, which is evidenced by a promissory note.  The entire principal amount of the note and any outstanding accrued interest thereon is due on the one-year anniversary date of the note, unless after the three month anniversary of the loan date the holder demands earlier payment of the note.  The loan bears interest at 8% per annum.  The principal amount plus the unpaid accrued interest due under the note is convertible into shares of our common stock at $3.60 per share.  In connection with the issuance of the note, we issued The Saito Family Trust three-year warrants to purchase 6,944 shares of our common stock at a per share exercise price equal to 75% of the per share fair market value of our common stock on the date prior to exercise.  If we fail to make any payment due under the terms of the note, seek relief under the U.S. Bankruptcy Code or suffer an involuntary petition in bankruptcy or receivership that is not vacated within 30 days, the entire balance of the note shall be due and payable to the holder.  As of June 30, 2012, the principal amount and accrued and unpaid interest outstanding on the note were $100,000 and $2,933, respectively.

On April 5, 2012, members of the Niihara family made a loan to the Company’s subsidiary, Emmaus Medical Japan, in the amount of 100,000,000 yen which is evidenced by a promissory note. The entire principal amount of the note and any outstanding accrued interest thereon is due on the six-month anniversary date of the note.  The loan bears interest at 15% per annum.  The loan is valued at $1,257,370 at June 30, 2012. As of June 30, 2012, the principal amount including foreign exchange effect and accrued and unpaid interest outstanding on the note were $1,257,370 and $45,580, respectively.

On May 1, 2012, Paul Terasaki, a stockholder of the Company, made a loan to the Company in the principal amount of $500,000, which is evidenced by a promissory note.  The entire principal amount of the note and any outstanding accrued interest thereon is due on the one-year anniversary date of the note, unless after the three month anniversary of the loan date the holder demands earlier payment of the note.  The loan bears interest at 10% per annum.  The principal amount plus the unpaid accrued interest due under the convertible note is convertible into shares of the Company’s common stock at $3.30 per share or, if then publicly traded, at the average closing sale price per share for the three (3) trading days immediately preceding the exercise thereof, whichever is lower. As of June 30, 2012, the principal amount and accrued and unpaid interest outstanding on the note were $500,000 and $8,472, respectively.

On June 14, 2012, Hope International Hospice, Inc., of which Dr. Niihara is the Chief Executive Officer, made a loan to the Company in the principal amount of $200,000, which loan is evidenced by a promissory note.  The lender may demand repayment of the note at any time.  The loan bears interest at 8% per annum. As of June 30, 2012, the principal amount and accrued and unpaid interest outstanding on the note was $200,000 and $756, respectively.

On June 21, 2012, Hope International Hospice, Inc., of which Dr. Niihara is the Chief Executive Officer, made a loan to the Company in the principal amount of $100,000, which loan is evidenced by a promissory note replacing amounts formerly due to Dr. Niihara.  The lender may demand repayment of the note at any time.  The loan bears interest at 8% per annum. As of June 30, 2012, the principal amount and accrued and unpaid interest outstanding on the note was $100,000 and $474, respectively.

The above loans were made to provide us with needed working capital.

Guarantee by Officers

As discussed above, on January 12, 2009, Emmaus Medical entered into a convertible promissory note with Shigeru Matsuda for 20 million Japanese Yen, equivalent to $221,895.  Dr. Niihara and Mr. Kimbell, the former Chief Operating Officer of Emmaus Medical, are the primary guarantor and secondary guarantor on the note, respectively, such that in the event we are unable to pay the note, Dr. Niihara and Mr. Kimbell, in that order, shall make payments due to the lender.

On each of September 29, 2011 and October 3, 2011, the Company entered into a promissory note with the Shitabata Family Trust for $450,000 and $1,050,000, respectively.   Dr. Niihara and Mr. Lee have provided a guarantee on the promissory notes entered into with the Shitabata Family Trust.

On May 1, 2012, the Company entered into a promissory note with Paul Terasaki for $500,000.   Dr. Niihara provided a guarantee on the promissory notes entered into with Paul Terasaki.

Policy for Approval of Related Party Transactions

We do not currently have a formal related party approval policy for review and approval of transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K.  All such transactions through June 6, 2012 have been reviewed and approved by the Independent Directors of the Board. We expect to adopt such a policy that will identify the types of transactions covered by such policy and the standards to be applied pursuant to such policy.  We expect that the Nominating and Corporate Governance Committee will be responsible for applying such policy.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors, and persons who own more than 10% of our common stock, to file reports of securities ownership and changes in such ownership with the SEC. Our officers and directors and persons who own more than 10% of our common stock also are required by rules promulgated by the SEC to furnish us with copies of all Section 16(a) forms they file. Based solely upon a review of the copies of such forms furnished to us and written representations from our directors and executive officers, other than as described below, we believe that all Section 16(a) filing requirements were timely met during 2011:

•	Timothy Brasel, a former director and officer, failed to timely file a form 4 for two transactions;
•	Amir Heshmatpour, on behalf of himself as an officer and director and on behalf of AFH Advisory and Griffin Ventures Ltd., failed to timely file two form 4s for four transactions;
•	Alfred E. Osborne Jr. failed to timely file a Form 3 upon his appointment as a director; and
•	Yasushi Nagasaki failed to timely file a form 4 for one transaction.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information concerning the compensation earned for services rendered to our predecessor and Emmaus Medical for the two fiscal years ended December 31, 2011 of the principal executive officer, in addition to our four most highly compensated officers whose annual compensation exceeded $100,000, and one additional individual for whom disclosure would have been required but for the fact that the individual was not serving as one of our executive officers at the end of our last fiscal year.

Name and Position	Year	Salary ($)	Bonus ($)	Total ($)
Yutaka Niihara, M.D., MPH	2011	218,750	-	218,750
President, Chief Executive Officer and Director	2010	125,000	-	125,000

Willis C. Lee	2011	170,000	-	170,000
Chief Operating Officer and Director	2010	119,693	-	119,693

Lan T. Tran	2011	161,000	50,000	211,000
Chief Administrative Officer and Corporate Secretary	2010	104,000	-	104,000

Yasushi Nagasaki (1)	2011	120,000	-	120,000
Former Chief Financial Officer	2010	-	-	-

Amir F. Heshmatpour (2)	2011	-	-	-
Former President, Secretary and Chief Financial Officer	2010	-	-	-
________________________________
(1)  Mr. Nagasaki resigned as the Company’s Chief Financial Officer effective April 2, 2012.
(2)  Upon the close of the Merger on May 3, 2011, Mr. Heshmatpour resigned as the President, Secretary and Chief Financial Officer of the Company.  On April 24, 2012, Amir F. Heshmatpour resigned from the board of directors.

Total compensation for Dr. Niihara, Mr. Lee and Ms. Tran for the year ended December 31, 2011 listed in the table above does not include the amount of the annual performance bonus to be paid pursuant to their respective employment agreements based on performance in 2011. The board of directors has not yet determined the amount of the annual performance bonus to be paid to such officers pursuant to the employment agreements, the terms of which are described below.  Pursuant to the employment agreements, the amounts of the target annual performance bonuses for 2011 for Dr. Niihara, Mr. Lee and Ms. Tran are $50,000, $25,000 and $20,000, respectively.  In addition, based on each officer's performance from the immediate prior year as may be determined by the board of directors, Dr. Niihara, Mr. Lee and Ms. Tran are to receive non-qualified ten-year options to purchase shares of our common stock with a Black Scholes value of $100,000, $50,000 and $40,000, respectively.  Upon the board of directors' determination of the amounts of the annual performance bonuses payable and whether the annual option grants will be made to such officers, the Company will disclose the amounts of such compensation in a Form 8-K filing with the SEC.

The above table also does not reflect option grants made to the following officers by the board of directors on April 2, 2012:

Officer	No. Shares Underlying Option Grant	Exercise Price	Term of Option	Expiration Date
Yutaka Niihara, M.D., MPH	250,000	$3.60	10 years	4/1/2022
Willis C. Lee	250,000	$3.60	10 years	4/1/2022
Lan T. Tran	250,000	$3.60	10 years	4/1/2022
Yasushi Nagasaki	250,000	$3.60	10 years	4/1/2022

The above options vest annually in equal installments (or as close to equal installments as possible) over a period of three (3) years from the grant date, with the first one-third (1/3) to vest on the one-year anniversary of the grant date.

Outstanding Equity Awards at 2011 Fiscal Year End

There were no outstanding equity awards held by named executive officers in 2011.

Employment Agreements

We entered into employment agreements with Yutaka Niihara, M.D., MPH, our Chief Executive Officer, Willis C. Lee, our Chief Operating Officer, and Lan T. Tran, our Chief Administrative Officer on April 5, 2011; with Yasushi Nagasaki, our former Chief Financial Officer and current Senior Vice President, Finance, on April 8, 2011 and with Peter Ludlum, our Executive Vice President and Chief Financial Officer on April 2, 2012 (collectively, the “Employment Agreements”).  Each of the Employment Agreements has an initial 2-year term, unless terminated earlier.  The Employment Agreements for Dr. Niihara, Mr. Lee and Ms. Tran automatically renew for additional one year periods unless the Company or the officer provides notice of non-renewal at least sixty (60) days prior to the expiration of the then current term.  The Company may terminate Mr. Ludlum and his employment agreement at any time and for any reason during the 180 days (and including the 180th day) following the effective date of the employment agreement (the “Initial Employment Period”) by providing written notice to Mr. Ludlum.

Base Salary, Bonus and Other Compensation.  Dr. Niihara’s, Mr. Lee’s, Ms. Tran’s, Mr. Nagasaki’s and Mr. Ludlum’s base salary is $250,000, $180,000, $180,000, $180,000 and $180,000 per year, respectively, which will be reviewed at least annually.  In addition to base salary, the officers are entitled to receive an annual performance bonus based on the officer’s performance for the previous year, measured against certain targets and goals mutually established by the Company and the officer.  The target bonus for 2011 for Dr. Niihara, Mr. Lee and Ms. Tran were $50,000, $25,000 and $20,000, respectively.  The target bonuses for 2012 have not been set.  Targets may include the same criteria described in the Company’s 2011 Stock Incentive Plan.  There was no performance bonus for 2011 for Mr. Nagasaki or an expected performance bonus for 2012 for Mr. Ludlum.  The officers are also eligible to receive paid vacation, and participate in health and other benefit plans and will be reimbursed for reasonable and necessary business expenses.

Equity Compensation.  Effective December 31, 2011 and at the end of each calendar year on December 31st or as soon as reasonably practicable after each such December 31st (each a “Grant Date”), the Company will grant non-qualified ten-year stock options with a Black Scholes value of $100,000 to Dr. Niihara, $50,000 to Mr. Lee, and $40,000 to Ms. Tran with an exercise price per share equal to the “Fair Market Value” (as such term is defined in the Company’s 2011 Stock Incentive Plan) on the applicable Grant Date. Mr. Nagasaki will receive a grant of non-qualified ten-year options with a Black Scholes value of $40,000 on December 31, 2012; however, there is no predetermined grant of options to Mr. Nagasaki for 2011.  One-third of the options granted to each officer will vest on the first anniversary of the applicable Grant Date, one-third will vest on the second anniversary of the applicable Grant Date and the final one-third will vest on the third anniversary of the applicable Grant Date. Any unvested options will vest immediately upon a change in control (as defined below), termination of the officer’s employment other than a voluntary termination by the officer or a termination of the officer for cause.  In the event that the officer is terminated for any reason other than cause, death or disability or retirement, each option, to the extent that it is exercisable at the time of such termination, shall remain exercisable for the 90 day period following such termination, but in no event following the expiration of its term.  In the event that the officer’s employment terminates on account of death, disability or, with respect to any non-qualified stock option, retirement, each option granted that is outstanding and vested as of the date of such termination shall remain exercisable by such officer (or the officer’s legal representatives, heirs or legatees) for the one year period following such termination, but in no event following the expiration of its term.

Effective December 31, 2012 and on each successive Grant Date, the Compensation Committee may grant ten-year options to purchase shares of common stock to Mr. Ludlum based on his performance for the previous year.  There is no predetermined option grant for Mr. Ludlum for 2012.  Any unvested options will vest upon a change of control (as defined below) or any termination of Mr. Ludlum’s employment other than a termination by Mr. Ludlum or a termination of Mr. Ludlum by the Company for cause or during the Initial Employment Period.  If Mr. Ludlum is terminated for any reason other than (i) cause, (ii) death or (iii) disability or retirement, each option granted to Mr. Ludlum, to the extent that it is exercisable at the time of such termination, shall remain exercisable for the 90 day period following such termination, but in no event following the expiration of its term.  In the event of the termination of Mr. Ludlum’s employment for cause, each outstanding option granted to Mr. Ludlum shall terminate at the commencement of business on the date of such termination.  In the event that Mr. Ludlum’s employment with the Company terminates on account of death, disability or, with respect to any non-qualified stock option, retirement of Mr. Ludlum, each option granted that is outstanding and vested as of the date of such termination shall remain exercisable by Mr. Ludlum (or Mr. Ludlum’s legal representatives, heirs or legatees) for the one year period following such termination, but in no event following the expiration of its term.

Severance Compensation.    If Dr. Niihara’s, Mr. Lee’s, Ms. Tran’s, Mr. Nagasaki’s or Mr. Ludlum’s employment is terminated for any reason, other than without cause or good reason, each will be entitled to receive his or her base salary prorated through the termination date, any expense reimbursement due and owing for reasonable and necessary business expenses, and unpaid vacation benefits (the “Voluntary Termination Benefits”). If Dr. Niihara’s, Mr. Lee’s, Ms. Tran’s or Mr. Nagasaki’s termination is due to death or disability of such officer, then such officer will also receive an amount equal to his or her target annual performance bonus, and for a termination due to disability only, 6 additional months of his or her base salary to be paid out over a 6-month period and payment of COBRA benefits of up to 6 months following the termination.  If Mr. Ludlum’s termination is due to death or disability, he will receive the Voluntary Termination Benefits and an amount equal to 6 months of his target annual performance bonus, and for a termination due to disability only (provided Mr. Ludlum signs a binding release of all claims relating to his employment (a “Release”)), 6 additional months of his or her base salary to be paid out over a 6-month period and payment of COBRA benefits of up to 6 months following the termination.  If Dr. Niihara is terminated without cause or resigns with good reason (not within 2 years following a change in control), he will receive the Voluntary Termination Benefits and, provided he signs a Release, a severance package equal to one year of his base salary to be paid out over a 12-month period, a pro rata amount of the annual performance bonus for the calendar year in which the termination date occurs based on the achievement of any applicable performance terms or goals for the year, and payment of COBRA benefits of up to 12 months following the termination. If any of Mr. Lee, Ms. Tran or Mr. Nagasaki is terminated without cause or resigns with good reason (not within 2 years following a change in control), he or she will receive the Voluntary Termination Benefits and, provided he or she signs a Release, a severance package equal to 6 months of his or her base salary to be paid out over a 6-month period, an amount equal to half of the targeted annual performance bonus, and payment of COBRA benefits of up to 6 months following the termination.  If Mr. Ludlum is terminated without cause after the Initial Employment Period or resigns with good reason (not within 1 year following a change in control), he will receive the Voluntary Termination Benefits and, provided he signs a Release, a severance package equal to 6 months of his base salary to be paid out over a 6-month period, a pro-rata amount of the targeted annual performance bonus based on his achievement of applicable terms or performance goals at the time of termination, and payment of COBRA benefits of up to 6 months following the termination.

Termination with cause includes a proven act of dishonesty, fraud, embezzlement or misappropriation of Company proprietary information; a conviction of, or plea of nolo contendere to, a felony or a crime involving moral turpitude; willful misconduct which cannot be cured on reasonable notice to the officer; or the officer’s habitual failure or refusal to perform his duties if such failure or refusal is not cured within 20 days after receiving written notice thereof from the board of directors.  Good reason includes a reduction of more than 10% (or 25% in the case of Mr. Nagasaki and Mr. Ludlum) to the officer’s base salary or other compensation (except as part of a general reduction for all executive employees); a material diminution of the officer’s authority, responsibilities, reporting or job duties (except for any reduction for cause) (and except in Mr. Nagasaki’s case if his position is reduced to Treasurer, Comptroller or Controller during the first 14 months of employment); the Company’s material breach of the Employment Agreement; or, in the case of Dr. Niihara, Mr. Lee and Ms. Tran, a relocation of the business requiring the officer to move or drive to work more than 40 miles from its current location. The officer may terminate the Employment Agreement for good reason if he or she provides written notice to the Company within ninety (90) days of the event constituting good reason and the Company fails to cure the good reason within thirty (30) days after receiving such notice.

Change of Control.    The Employment Agreements will not be terminated upon a change of control.  A change of control means any merger or reorganization where the holders of the Company’s capital stock prior the transaction own fewer than 50% of the shares of capital stock after the transaction, an acquisition of 50% of the voting power of the Company’s outstanding securities by another entity, or a transfer of at least 50% of the fair market value of the Company’s assets.  Upon Dr. Niihara’s termination without cause or good reason that occurs within 2 years after a change of control, he will receive the Voluntary Termination Benefits and, provided he signs a release of all claims relating to his employment, a severance package equal to 2 years of his base salary to be paid out over a 12-month period, an amount equal to double the targeted annual performance bonus, payment of COBRA benefits of up to 18 months following the termination; and a one-time cash payment of $3.0 million. Upon Mr. Lee’s or Ms. Tran’s termination without cause or good reason that occurs within 2 years after a change of control or upon Mr. Nagasaki’s or Mr. Ludlum’s termination without cause or good reason that occurs within 1 year after a change of control (provided Mr. Ludlum’s termination is after the Initial Termination Period), he or she will receive the Voluntary Termination Benefits and, provided he or she signs a Release, a severance package equal to 1 year of his or her base salary to be paid out over a 12-month period, an amount equal to the full year targeted annual performance bonus, payment of COBRA benefits of up to 12 months following the termination.  Mr. Lee and Ms. Tran will also receive a one-time cash payment of $200,000.  In addition each officer’s unvested equity awards shall vest upon such termination and the officer will have 36 months, except for Mr. Nagasaki and Mr. Ludlum who will have 4 months, in which to sell or exercise such awards (subject to expiration of the term of such options).   The officer will also be free from all lock-up or other contractual restrictions upon the free sale of shares that are subject to waiver by the Company upon such termination.

Director Compensation

The following table shows information regarding the compensation earned during the fiscal year ended December 31, 2011 by members of board of directors, except Yutaka Niihara, M.D., MPH and Willis C. Lee, whose compensation for services as a director is included in the Summary Compensation Table above.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)	Total ($)
Henry A. McKinnell, Jr., Ph.D.	8,100 (1)	129,102	137,202
Amir Heshmatpour	-	-	-
Douglas W. Wilmore, M.D. (3)	4,900 (2)	-	4,900
Alfred E. Osborne, Jr., Ph.D.	3,100	41,736	44,836
Tracey C. Doi	3,000	34,780	37,780
Maurice J. DeWald	2,400	41,736	44,136
_________
(1)           Includes fees of $3,000 earned for service on the board of directors of Emmaus Medical.
(2)           Includes fees of $2,000 earned for service on the board of directors of Emmaus Medical.
(3)           Dr. Wilmore resigned from the board of directors on September 1, 2011.

Non-officer directors receive an annual grant of 10,000 options pursuant to the 2011 Stock Incentive Plan.  Such grants will vest annually.  The Chairman of the Board receives a one-time retainer grant of 10,000 options and each committee chair receives a one-time retainer grant of 2,000 options.  Additionally, non-officer directors receive compensation of $700 for each in-person board meeting that they attend, $400 for each telephonic board meeting that they attend and $400 for each committee meeting. We expect the board of directors to hold four in-person meetings and two telephonic meetings each calendar year.

On February 29, 2012, we issued warrants to purchase 1,000,000 and 500,000 to Henry McKinnell and Alfred Osborne, respectively, with an exercise price of $1.00 per share.  Each warrantholder may purchase one-half of the shares underlying his respective warrant in 2013 only and the other half of the shares underlying his warrant in 2014 only.  The warrants were issued to each of the directors as compensation for their contributions to various projects on the Company’s behalf.

On April 2, 2012, we issued options to purchase 25,000 shares of common stock to each of Tracey Doi and Maurice DeWald with an exercise price of $3.60 per share.  The options vest annually in equal installments (or as close to equal installments as possible) over a period of three (3) years from the grant date, with the first one-third (1/3) to vest on the one-year anniversary of the grant date.

2011 Stock Incentive Plan

Background

On May 3, 2011, the board of directors and stockholders adopted the Emmaus Life Sciences, Inc. 2011 Stock Incentive Plan (the “Incentive Plan”). Stockholder approval of the Incentive Plan enables the Company to satisfy stock exchange listing requirements, and to make awards that qualify as performance-based compensation that is exempt from the deduction limitation set forth under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Subject to certain exceptions, Section 162(m) generally limits the corporate income tax deductions to $1,000,000 annually for compensation paid to each of the Chief Executive Officer and the other three highest paid executive officers of the Company required to be reported under the proxy disclosure rules. The Company intends to cause the shares of common stock that will become available for issuance to be registered on a Form S-8 registration statement to be filed with the SEC at the Company’s expense.

The amount and nature of the proposed awards under the Incentive Plan have not yet been determined, although the Incentive Plan permits grants of stock options, stock appreciation rights, or SARs, restricted stock or units, unrestricted stock, deferred stock and performance awards. The Company’s board of directors believes that the Incentive Plan will be an important factor in attracting, retaining and motivating employees, consultants, agents, and directors of the Company and its affiliates, collectively referred to herein as Eligible Persons. Our board of directors believes that the Company needs the flexibility both to have an ongoing reserve of common stock available for future equity-based awards, and to make future awards in a variety of forms.

Pursuant to the Incentive Plan, 3,000,000 shares of common stock are reserved for future awards to eligible persons.

Capitalized terms used in this summary and not otherwise defined herein have the meanings ascribed to such terms in the Incentive Plan.

Purpose

The purpose of the Incentive Plan is to attract, retain and motivate select Eligible Persons, and to provide incentives and rewards for superior performance.

Shares Subject to the Incentive Plan

The Incentive Plan provides that no more than 3,000,000 shares of common stock may be issued pursuant to Awards under the Incentive Plan. These shares shall be authorized but unissued shares, or shares that the Company otherwise holds in treasury or in trust. The number of shares available for Awards, as well as the terms of outstanding Awards, is subject to adjustment as provided in the Incentive Plan for stock splits, stock dividends, recapitalizations and other similar events. Shares of common stock that are subject to any Award that expires, or is forfeited, cancelled or otherwise terminated without the issuance of some or all of the shares that are subject to the Award will again be available for subsequent Awards unless such shares are used as payment in connection with any Award or used to satisfy tax obligations with respect to an Award.

The maximum awards that can be granted under the Incentive Plan to a single participant in any calendar year shall be 500,000 shares of common stock in the form of options or SARs, and 500,000 shares of common stock in the form of restricted shares, restricted share units, stock bonus and other stock-based awards.

Administration

Following the consummation of the Merger, either the Company’s Compensation Committee of the board of directors or another committee appointed by the Company’s board of directors will administer the Incentive Plan. The Compensation Committee of the Company’s board of directors and any other committee exercising discretion under the Incentive Plan from time to time are referred to herein as the “Committee.” It is expected that the Compensation Committee of the Company’s board of directors will act as the Committee for purposes of the Incentive Plan. To the extent permitted by law, the Committee may authorize one or more persons who are reporting persons for purposes of Rule 16b-3 under the Exchange Act (or other officers) to make Awards to eligible persons who are not reporting persons for purposes of Rule 16b-3 under the Exchange Act (or other officers whom the Company has specifically authorized to make Awards). With respect to decisions involving an Award intended to satisfy the requirements of Section 162(m) of the Code, the Committee is to consist of two or more directors who are “outside directors” for purposes of that Code section. The Committee may delegate administrative functions to individuals who are reporting persons for purposes of Rule 16b-3 of the Exchange Act, officers or employees of the Company or its affiliates.

Subject to the terms of the Incentive Plan, the Committee has express authority to determine the Eligible Persons who will receive Awards, the number of shares of common stock, units or dollars to be covered by each Award, and the terms and conditions of Awards. The Committee has broad discretion to prescribe, amend, and rescind rules relating to the Incentive Plan and its administration, to interpret and construe the terms of the Incentive Plan and the terms of all Award agreements, and to take all actions necessary or advisable to administer the Incentive Plan.

Stock awards granted under the Incentive Plan (other than annual director stock grants described below) will have a minimum forfeiture period of at least three years (but such forfeiture periods may lapse in installments). However, performance-based stock awards may have a minimum vesting or forfeiture period of one year. As an exception to these minimum vesting and forfeiture provisions, the Committee has discretion to accelerate the exercisability or vesting of outstanding awards or waive any restrictions applicable to such awards in connection with a participant’s death, disability, retirement, involuntary termination, a change in control or for recruitment. In addition, the Committee will have discretion to award up to 10% of the shares reserved under the Incentive Plan without regard to these minimum vesting or forfeiture periods, primarily for special one-time recognition awards and retention purposes.

The Incentive Plan provides that the Company will indemnify members of the Committee and their delegates against any claims, liabilities or costs arising from the good faith performance of their duties under the Incentive Plan. The Incentive Plan releases these individuals from liability for good faith actions associated with the Incentive Plan’s administration.

Eligibility

The Committee may grant options that are intended to qualify as incentive stock options, or ISOs, only to employees of the Company or its affiliates, and may grant all other Awards to Eligible Persons. The Incentive Plan and the discussion below use the term “Participant” to refer to an Eligible Person who has received an Award.

Types of Awards

Options. Options granted under the Incentive Plan provide Participants with the right to purchase shares of common stock at a predetermined exercise price. The Committee may grant options that are intended to qualify as ISOs or options that are not intended to so qualify, referred to herein as Non-ISOs. The Incentive Plan also provides that ISO treatment may not be available for options that become first exercisable in any calendar year to the extent the value of the underlying shares that are the subject of the option exceeds $100,000 (based upon the fair market value of the shares of common stock on the option grant date).

Share Appreciation Rights (SARs). A share appreciation right generally permits a Participant who receives it to receive, upon exercise, cash and/or shares of common stock equal in value to an amount determined by multiplying (a) the excess of the fair market value, on the date of exercise, of the shares of common stock with respect to which the SAR is being exercised, over the exercise price of the SAR for such shares by (b) the number of shares with respect to which the SARs are being exercised. The Committee may grant SARs in tandem with options or independently of them. SARs that are independent of options may limit the value payable on its exercise to a percentage, not exceeding 100%, of the excess value.

Exercise Price for Options and SARs. The exercise price of ISOs, Non-ISOs, and SARs may not be less than 100% of the fair market value on the grant date of the shares of common stock subject to the Award (110% of fair market value for ISOs granted to employees who, on the grant date, own stock representing more than 10% of the combined voting power of all classes of stock of the Company).

Exercise of Options and SARs. To the extent exercisable in accordance with the agreement granting them, an option or SAR may be exercised in whole or in part, and from time to time during its term, subject to earlier termination relating to a holder’s termination of employment or service. With respect to options, the Committee has the discretion to accept payment of the exercise price in any of several forms (or combination of them), including: cash or check in U.S. dollars, certain shares of common stock, and cashless or “net” exercise under a program the Committee approves. The term over which Participants may exercise options and SARs may not exceed ten years from the date of grant (five years in the case of ISOs granted to employees who, on the grant date, own more than 10% of the combined voting power of all classes of stock of the Company).

Unless otherwise provided under the terms of the agreement evidencing a grant, options and SARs that have vested may be exercised during the six-month period after the optionee retires, during the one-year period after the optionee’s termination of service due to death or permanent disability, and during the 90-day period after the optionee’s termination of employment other than for cause (but in no case later than the termination date of the option or SAR). Each option or SAR that remains unexercisable at the time of termination shall be terminated at the time of termination. The agreement evidencing the grant of an option or SAR may, in the discretion of the Committee, set forth additional or different terms and conditions applicable to such grant upon a termination or change in status of the employment or service of the participant. All SARs may be settled in cash or shares of the Company’s stock in the discretion of the Committee.

Restricted Shares, Stock Units, Stock Bonus, and Other Stock-Based Awards. Under the Incentive Plan, the Committee may grant restricted shares that are forfeitable until certain vesting requirements are met, may grant restricted stock units which represent the right to receive shares of common stock after certain vesting requirements are met, and may grant unrestricted shares as to which the Participant’s interest is immediately vested (subject to the exceptions to the minimum vesting requirements described above). The Incentive Plan provides the Committee with discretion to determine the terms and conditions under which a Participant’s interests in such Awards becomes vested, which may include the achievement of financial or other objective performance goals or other objectives.

The performance goals described in the preceding paragraphs may be established by the Committee, in its discretion, based on one or more of the following measures (the “Business Criteria”): (1) return on total stockholder equity; (2) earnings or book value per share of Company Stock; (3) net income (before or after taxes); (4) earnings before all or any interest, taxes, depreciation and/or amortization (“EBIT,” “EBITA” or “EBITDA”); (5) inventory goals; (6) return on assets, capital or investment; (7) market share; (8) cost reduction goals; (9) earnings from continuing operations; (10) levels of expense, costs or liabilities; (11) unit level performance; (12) operating profit; (13) sales or revenues; (14) stock price appreciation; (15) total stockholder return; (16) implementation or completion of critical projects or processes; or (17) any combination of the foregoing. Where applicable, Business Criteria may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company, an affiliate, or a division or strategic business unit of the Company, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Committee. Each of the Business Criteria shall be determined, where applicable and except as otherwise provided by the Committee, in accordance with generally accepted accounting principles and shall be subject to certification by the Committee; provided that the Committee shall have the authority to make equitable adjustments to the Business Criteria in recognition of unusual or non-recurring events affecting the Company or any affiliate or the financial statements of the Company or any affiliate, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles.

Whenever shares of common stock are delivered pursuant to these Awards, the Participant will be entitled to receive additional shares of common stock equal to the sum of (i) any stock dividends that the Company’s stockholders received between the grant date of the Award and issuance or release of the shares of common stock and (ii) a number of additional shares of common stock equal to the shares of common stock that the Participant could have purchased at Fair Market Value on the payment date of any cash dividends for shares of common stock if the Participant had received such cash dividends between its grant date and its settlement date. However, any dividend equivalents awarded in connection with a grant of any performance-based award will not be payable unless and until the performance conditions applicable to the award have been met, or the award otherwise becomes vested in accordance with the award agreement and the Incentive Plan.

Annual Non-Employee Director Grants. The Incentive Plan provides for annual grants of 10,000 options to non-employee directors (the “Annual Director Award”). Each Annual Director Award will vest in four substantially equal quarterly installments.

Clawback of Awards

Unless otherwise provided in an agreement granting an Award, the Company may terminate any outstanding, unexercised, unexpired or unpaid Award, rescind any exercise, payment or delivery pursuant to the Award, or recapture any common stock (whether restricted or unrestricted) or proceeds from the Participant’s sale of shares issued pursuant to the Award in the event of the discovery of the Participant’s fraud or misconduct, or otherwise in connection with a financial restatement.

Income Tax Withholding

As a condition for the issuance of shares pursuant to Awards, the Incentive Plan requires satisfaction of any applicable federal, state, local, or foreign withholding tax obligations that may arise in connection with the award or the issuance of shares.

Transferability

Awards may not be sold, pledged, assigned, hypothecated, transferred or disposed of other than by will or the laws of descent and distribution, except to the extent the Committee permits lifetime transfers in the form of Non-ISOs, Share-settled SARs, Restricted Shares, or Performance Shares to charitable institutions, certain family members or related trusts, or as otherwise approved by the Committee.

Certain Corporate Transactions

The Committee shall equitably adjust the number of shares covered by each outstanding Award, the number of shares that have been authorized for issuance under the Incentive Plan but as to which no Awards have yet been granted or that have been returned to the Incentive Plan upon cancellation, forfeiture or expiration of an Award, and the maximum number of shares that may be granted in any calendar year to individual participants, as well as the price per share covered by each outstanding Award, to reflect any increase or decrease in the number of issued shares resulting from a stock split, reverse stock split, stock dividend, combination, recapitalization or reclassification of the shares, or any other increase or decrease in the number of issued shares effected without receipt of consideration by the Company.

In addition, in the event of a Change in Control (as defined in the Incentive Plan) but subject to the terms of any Award agreements or any employment or other similar agreement between the Company or any of its affiliates and a Participant then in effect, each outstanding Award shall be assumed or a substantially equivalent award shall be substituted by the surviving or successor corporation or a parent or subsidiary of such surviving or successor corporation upon the consummation of the transaction; provided, however, that to the extent outstanding Awards are neither being assumed nor replaced with substantially equivalent Awards by the successor corporation, the Committee may in its sole and absolute discretion and authority, without obtaining the approval or consent of the Company’s stockholders or any Participant with respect to his or her outstanding Awards, take one or more of the following actions: (a) accelerate the vesting of Awards for any period so that Awards shall vest (and, to the extent applicable, become exercisable) as to the shares of common stock that otherwise would have been unvested and provide that repurchase rights of the Company with respect to shares of common stock issued pursuant to an Award shall lapse as to the shares of common stock subject to such repurchase right; (b) arrange or otherwise provide for payment of cash or other consideration to Participants in exchange for the satisfaction and cancellation of outstanding Awards; or (c) terminate all or some Awards upon the consummation of the transaction, provided that the Committee shall provide for vesting such Awards in full as of a date immediately prior to consummation of the Change of Control. To the extent that an Award is not exercised prior to consummation of a transaction in which the Award is not being assumed or substituted, such Award shall terminate upon such consummation.

Term of the Incentive Plan; Amendments or Termination

The term of the Incentive Plan is ten years from the date of adoption by the board of directors. The Company’s board of directors may from time to time, amend, alter, suspend, discontinue or terminate the Incentive Plan; provided that no amendment, suspension or termination of the Incentive Plan shall materially and adversely affect Awards already granted. Furthermore, the Incentive Plan specifically prohibits the repricing of stock options or SARs without shareholder approval. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (i) changing the terms of a stock option or SAR to lower its exercise price; (ii) any other action that is treated as a “repricing” under generally accepted accounting principles; and (iii) repurchasing for cash or canceling a stock option or SAR at a time when its exercise price is greater than the fair market value of the underlying stock in exchange for another award, unless the cancellation and exchange occurs in connection with a change in capitalization or similar change. Such cancellation and exchange would be considered a “repricing” regardless of whether it is treated as a “repricing” under generally accepted accounting principles and regardless of whether it is voluntary on the part of the participant.

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides information as of December 31, 2011 regarding compensation plans, including any individual compensation arrangements, under which equity securities of Emmaus Life Sciences, Inc. are authorized for issuance.

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	72,795	$$3.51	2,927,205	(1)
Equity compensation plans not approved by security holders	275,482(2)	$1.00	-
Total		N/A

(1) In May 2011, the Company adopted the 2011 Omnibus Incentive Plan.
(2)  On August 31, 2011, we issued a warrant to purchase 275,482 shares of our common stock at an exercise price of $1.00 per share to a consultant, which warrant was amended on January 9, 2012. The warrant, as amended, is generally exercisable for three years from the issuance date, however, will terminate if FINRA deems the Underwriters’ compensation for the Company’s contemplated public offering of its common stock pursuant to a registration statement on Form S-1 (333-175434) filed with the Securities and Exchange Commission to be unreasonable. The warrantholder may not exercise the warrant to the extent that such exercise would cause the holder and its affiliates to be a beneficial owner of more than 9.99% of the Company’s outstanding shares of common stock.

As of July 27, 2012, there were 1,437,205 shares available for issuance pursuant to the Plan.

AUDIT COMMITTEE REPORT

The Audit Committee consists of four non-employee directors who are independent under the standards adopted by the Board of Directors and NASDAQ Stock Market Rules and SEC standards. The Audit Committee represents and assists the Board of Directors in fulfilling its responsibility for oversight and evaluation of the quality and integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the qualifications and independence of the Company’s registered public accounting firm and the performance of the Company’s internal controls and of our independent registered public accounting firm.

The Audit Committee has reviewed and discussed with the Company’s management, internal finance staff, internal auditors, the Company’s independent auditors, with and without management present, the Company’s audited financial statements for the fiscal year ended December 31, 2011 and management’s assessment of the effectiveness of the Company’s internal controls over financial reporting. The Audit Committee has also discussed with the Company’s independent auditors the results of the independent auditors’ examinations and the judgments concerning the quality, as well as the acceptability, of the Company’s accounting principles and such other matters that the Company is required to discuss with the independent auditors under applicable rules, regulations or generally accepted auditing standards (including Statement on Auditing Standards No. 114). In addition, the Audit Committee has received from the independent auditors the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Audit Committee concerning independence, and has discussed with the independent auditors their independence from the Company and management, including a consideration of the compatibility of non-audit services with their independence, the scope of the audit and the fees paid to the independent auditors during the year.

Based on our review and the discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 for filing with the SEC.

Respectfully submitted,

Henry A. McKinnell, Jr., Ph.D.
Alfred E. Osborne, Jr., Ph.D.
Tracey C. Doi
Maurice J. DeWald

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table presents fees, including reimbursements for expenses, for professional audit services rendered by EFP Rotenberg LLP for the audits of the Company’s annual financial statements and interim reviews of the Company’s quarterly financial statements for the years ended December 31, 2011 and December 31, 2010 and fees billed or to be billed for other services rendered by EFP Rotenberg LLP during those periods.

	Year ended December 31,
	2011	2010

Audit Fees(1)	$42,500	$42,000
Audit-Related Fees (2)	$45,930	$-
Tax Fees	$-	$-
All Other Fees	$-	$-
Total	$88,430	$42,000

(1)	These are fees for professional services performed by EFP Rotenberg LLP for the audit of our annual financial statements and review of our quarterly reports.
(2)	These are fees for professional services performed by EFP Rotenberg LLP for review of our Registration Statement on Form S-1.

Pre-Approval Policy

The Audit Committee on an annual basis will review audit and non-audit services performed by the independent registered public accounting firm for such services. The audit committee pre-approves (i) auditing services (including those performed for purposes of providing comfort letters and statutory audits) and (ii) non-auditing services that exceed a de minimis standard established by the committee, which are rendered to the Company by its outside auditors (including fees).

NOMINATIONS AND STOCKHOLDER PROPOSALS FOR 2013 ANNUAL MEETING

Proposals to be Included in Proxy Statement

Stockholders are hereby notified that if they wish a proposal to be included in our proxy statement and form of proxy relating to our 2013 annual meeting of stockholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), they must deliver a written copy of their proposal(s) no later than April 25, 2013 (the date that is 120 calendar days before the anniversary of the release date of the proxy statement relating to this year’s annual meeting of stockholders). If the date of next year’s annual meeting is changed by more than 30 days from the date of this year’s meeting, then the deadline is a reasonable time before we begin to print and mail proxy materials. Proposals must comply with the proxy rules relating to stockholder proposals, in particular Rule 14a-8 under the Exchange Act in order to be included in our proxy materials.

Proposals to be submitted for the Annual Meeting

A stockholder may wish to have a proposal presented at the 2013 annual meeting, but not to have such proposal included in the Company’s proxy statement and form of proxy relating to that meeting.  If notice of any such proposal is not received by the Company at its principal executive offices on or before July 9, 2013 (45 calendar days prior to the anniversary of the mailing date of this proxy statement), then such proposal shall be deemed “untimely” for purposes of Securities and Exchange Commission Rule 14a-4(c).  Any stockholder proposal that is not submitted within the applicable time frame will not be eligible for presentation or consideration at the next annual meeting.

If the date of our 2013 annual meeting has been changed by more than 30 days from the date of our 2012 annual meeting, stockholders’ written notices must be received by us a reasonable time before we begin to print and mail proxy materials for our 2013 annual meeting.

Mailing Instructions

Proposals should be delivered to Emmaus Life Sciences, Inc. To avoid controversy and establish timely receipt by the Company, it is suggested that stockholders send their proposals by certified mail, return receipt requested.

OTHER MATTERS

As of the time of preparation of this proxy statement, neither our board of directors nor our management knows of any matter to be presented at the Annual Meeting that is not listed in the Notice of Annual Meeting accompanying this proxy statement and described in this proxy statement. If any other matters should properly come before the Annual Meeting or any adjournment or postponement thereof, however, the holders of proxies solicited by this proxy statement will vote on such matters in accordance with their judgment.

By Order of the Board of Directors,

 /s/ Yutaka Niihara

Yutaka Niihara, M.D., MPH
Chief Executive Officer
Torrance, California
August 23, 2012

ANNUAL MEETING OF STOCKHOLDERS OF
EMMAUS LIFE SCIENCES, INC.
September 24, 2012, 10:00 a.m., Pacific Time

Please date, sign and mail your proxy card in the envelope provided as soon as possible. Alternatively, you can use the internet to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to cast your vote. Stock Transfer Agent Web Site: http://vote.corporatestock.com/

â Please detach along perforated line and mail in the envelope provided.â

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE NOMINEES LISTED IN PROPOSAL 1 AND “FOR” PROPOSAL 2.  PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE. ☒

1.	Election of Directors	FOR ALL THE NOMINEES	WITHHOLD AUTHORITY FOR ALL NOMINEES	FOR ALL EXCEPT (See instructions below)

	Yutaka Niihara, M.D., MPH	☐	☐	☐
Henry A. McKinnell, Jr., Ph.D.
Alfred E. Osborne, Jr., Ph.D.
Tracey C. Doi
Maurice J. DeWald
Willis C. Lee

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and strike a line through the nominee’s name in the list below

NOMINEE:	Yutaka Niihara, M.D., MPH	Henry A. McKinnell, Jr., Ph.D.	Alfred E. Osborne, Jr., Ph.D.

	Tracey C. Doi	Maurice J. DeWald	Willis C. Lee

2.	Ratify the selection of EFP Rotenberg, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2012.

		FOR	AGAINST	ABSTAIN
		☐	☐	☐

Each of the persons named as proxies herein are authorized, in such person’s discretion, to vote upon such other matters as may properly come before the Annual Meeting, or any adjournments thereof. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Please check here if you plan to attend the meeting.	☐

Signature of Stockholder:	Date:	Signature of Stockholder:	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

EMMAUS LIFE SCIENCES, INC.

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON SEPTEMBER 24, 2012

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder(s) of Emmaus Life Sciences, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement dated August 23, 2012, and hereby appoints Yutaka Niihara and Willis Lee, or either of them acting singly in the absence of the other, with full power of substitution, as attorneys-in-fact and proxies for, and in the name and place of, the undersigned, and hereby authorizes each of them to represent and to vote all of the shares which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Emmaus Life Sciences, Inc. to be held on September 24, 2012, at 10:00 a.m., Pacific Time, and at any adjournments thereof, upon the matters as set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement, receipt of which is hereby acknowledged.

THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED IN A TIMELY MANNER, WILL BE VOTED AT THE ANNUAL MEETING AND AT ANY ADJOURNMENTS THEREOF IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF APPLICABLE, THIS PROXY HAS DISCRETIONARY AUTHORITY TO CUMULATE VOTES.  IF NO SPECIFICATION IS MADE, THE PROXY WILL BE VOTED “FOR” ELECTION OF THE NOMINEES LISTED IN PROPOSAL 1 AND “FOR” APPROVAL OF PROPOSAL 2.  AS DESCRIBED IN THE PROXY, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXIES HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE
ENCLOSED ENVELOPE.

(continued, and to be signed and dated, on reverse side)